UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PREDICTIVE ONCOLOGY INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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i

PREDICTIVE ONCOLOGY INC.

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

Telephone: (651) 389-4800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on December 18, 2019

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Predictive Oncology Inc. (the “Company” or “Predictive”) on December 18, 2019, at 3:00 PM (Central Standard Time) at the offices of the Company’s counsel, Maslon LLP, 3300 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN 55402 for the following purposes:

1.                   To elect one Class I director to hold office until the 2022 Annual Meeting of Stockholders.

2.                   To vote on a non-binding advisory resolution to approve compensation of the Company’s executive officers as disclosed in the proxy statement accompanying this Notice.

3.                   To vote on a proposal approving an Amended and Restated 2012 Stock Incentive Plan including an increase in the reserve of shares of common stock authorized for issuance thereunder by 2,500,000, to 3,500,000.

4.                   To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

5.                   To conduct any other business as more fully described in the proxy statement accompanying this Notice.

These items of business are more fully described in the proxy statement accompanying this Notice.

The record date for the Annual Meeting is November 13, 2019. Only stockholders of record at the close of business on that date are entitled to vote at the meeting or any adjournment thereof, or by proxy.

By Order of the Board of Directors,

Sincerely,

/s/ Carl Schwartz

Carl Schwartz
Chief Executive Officer

Eagan, Minnesota

November 25, 2019

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote your shares. You may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided or vote by facsimile, email or over the Internet as instructed in the proxy statement. Any stockholder attending the meeting may vote in person, even if you already returned a proxy card or voting instruction card and intend to change your original vote. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a legal proxy issued in your name from that record holder.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON DECEMBER 18, 2019:

The Proxy Statement is

available at http://investors.skylinemedical.com

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING	1

PROPOSAL NO. 1: ELECTION OF DIRECTOR	6

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	9

TRANSACTIONS WITH RELATED PERSONS	14

RELATED PARTY TRANSACTIONS	14

EQUITY COMPENSATION PLAN INFORMATION	15

EXECUTIVE COMPENSATION	16

DIRECTOR COMPENSATION	21

PROPOSAL NO. 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION	22

PROPOSAL NO. 3: APPROVAL OF AN AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN	23

PROPOSAL NO. 4: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS	27

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	29

FORM 10-K	31

OTHER MATTERS	32

ANNEX A: FORM OF AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN (AS IF PROPOSAL NO. 3 IS APPROVED)

PREDICTIVE ONCOLOGY INC.

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

Telephone: (651) 389-4800

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 19, 2019

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors (the “Board of Directors” or the “Board”) of Predictive Oncology Inc. (the “Company”) is soliciting your proxy to vote at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the offices of the Company’s counsel, Maslon LLP on December 18, 2019, at 3:00 PM (Central Standard Time), including any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy by facsimile, email or on the Internet.

The Company intends to mail this proxy statement and accompanying proxy card on or about November 25, 2019, to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on November 13, 2019, will be entitled to vote at the Annual Meeting. On the record date, there were 3,887,956 shares of common stock and 257.7 shares of Series E Convertible Preferred stock of the Company outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on November 13, 2019, your shares were registered directly in your name with the Company’s transfer agent, Corporate Stock Transfer, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote your shares by completing, signing, dating and mailing your proxy card in the envelope provided or vote by proxy via facsimile, email or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on November 13, 2019, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid legal proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

1.	To elect one Class I director to hold office until the 2022 Annual Meeting of Stockholders.

2.	To vote on a non-binding advisory resolution to approve compensation of the Company’s executive officers as disclosed in the proxy statement accompanying this Notice.

3.	To vote on a proposal approving an Amended and Restated 2012 Stock Incentive Plan including an increase in the reserve of shares of common stock authorized for issuance thereunder by 2,500,000 to 3,500,000.

4.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

How do I vote?

For Proposal No. 1, you may either vote “FOR” the nominee to the Board of Directors or you may “Withhold” your vote for the nominee. For Proposal Nos. 2, 3 and 4, you may vote “FOR” or “AGAINST” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy via facsimile, email or on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote by email, complete, sign and date the enclosed proxy card and scan and email it to cdalton@corporatestock.com. Your vote must be received by 4:00 PM Eastern Time (3:00 PM Central Standard Time) on December 18, 2019, to be counted.

•

To vote by facsimile, complete, sign and date the enclosed proxy card and fax it to (303) 282-5800. Your vote must be received by 4:00 PM Eastern Time (3:00 PM Central Standard Time) on December 18, 2019, to be counted.

•	To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive. If you would like directions to the offices of the company’s counsel, Maslon LLP, please call (651) 389-4800.

Internet Voting

We are providing Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should receive a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is submitted to your broker or bank. Alternatively, you may vote over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid legal proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

How many votes do I have?

Holders of Common Stock

On each matter to be voted upon, you have one vote for each share of common stock you own as of November 13, 2019.

Holders of Series E Convertible Preferred Stock

On each matter to be voted upon, you also have 1,562.5 votes for each share of Series E Convertible Preferred Stock you own as of November 13, 2019.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” Proposals 2,3 and 4 and “For” the director nominated for re-election in Proposal No. 1.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, email or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Are proxy materials available on the Internet?

This proxy statement is available at http://investors.skylinemedical.com.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may send a written notice to the Secretary of the Company before the Annual meeting stating that you would like to revoke your proxy.

•	If you have signed and returned a paper proxy card, you may sign a new proxy card bearing a later date and submit it as instructed above.

•	If you have voted by telephone or Internet, you may cast a new vote by telephone or over the Internet as instructed above.

•	You may attend the Annual Meeting and vote in person, but attendance alone will not revoke a proxy. You must specifically request at the meeting that your proxy be revoked.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting for each proposal separately. For Proposal No. 1, the inspector of election will count “FOR,” “WITHHOLD”, abstentions and broker non-votes. For Proposal Nos. 2 and 3, the inspector of election will count “FOR”, “AGAINST”, abstentions and broker non-votes. For Proposal No. 4, the inspector of election will count “FOR”, “AGAINST” and abstentions. Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal..

Is cumulative voting permitted for the election of directors?

No. You will not be permitted to cumulate your votes for the election of directors. Under Delaware law, stockholders are not entitled to cumulative voting rights unless a corporation’s certificate of incorporation explicitly authorizes such rights. The Company’s certificate of incorporation does not authorize cumulative voting rights for stockholders.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Proposal No. 4 is a matter considered routine under the NYSE rules. All other proposals are matters considered non-routine by the New York Stock Exchange, and therefore, there may be broker non-votes on these proposals.

How many votes are needed to approve each proposal?

—	For Proposal No. 1, the election of a Class I director, who is elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting, the nominee receiving the most “For” votes will be elected. Only votes “For” or “Withheld” will affect the outcome.

—	For Proposal No. 2, because that vote is advisory, it will not be binding upon the Company or the Board of Directors. However, we value stockholders’ opinions, and we will consider the outcome of that vote) when determining future executive compensation arrangements. More specifically, if there are more “For” votes than “Against” votes and abstentions, we will consider the proposal to have been approved.

—	To be approved, Proposal No. 3 must receive a “For” vote from majority of shares of capital stock of the Company present in person or represented by proxy and entitled to vote on Proposal No. 3 at the Annual Meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will not have any effect on approval of Proposal No. 3, because they are not entitled to vote on the matter.

—	To be approved, Proposal No. 4 must receive a “For” vote from majority of shares of capital stock of the Company present in person or represented by proxy and entitled to vote on Proposal No. 4 at the Annual Meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. There will be no broker non-votes on Proposal No. 4.

What is the quorum requirement?

A quorum of the Company’s stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. On the record date, there were 3,887,956 shares of common stock outstanding and entitled to vote. On the record date, there were 257.7 shares of Series E Preferred Stock outstanding and entitled to vote; each such share currently has 1,562.5 votes, for an aggregate 402,657 votes. Thus, the holders of shares with an aggregate 2,150,486 votes must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy, or the chairman of the meeting, may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file within four business days after the Annual Meeting.

When are stockholder proposals due for the 2020 Annual Meeting?

If you would like to submit a proposal for us to include in the proxy statement for the 2020 Annual Meeting of Stockholders, you must comply with Rule 14a-8 under the Exchange Act and the advance notice provisions of our Amended and Restated Bylaws. You must also make sure that we receive your proposal at our executive offices (sent c/o Secretary) by July 27, 2020, if the Annual Meeting is held within 30 days of December 18, 2020. If the Annual Meeting is not held within 30 days of such date, then the Company will disclose the deadline for such proposals, if different. Any stockholder proposal included in our proxy statement will also be included on our form of proxy so that stockholders can indicate how they wish to vote their shares on the proposal.

If you would like to recommend a person for consideration as a nominee for election as a director at the 2020 Annual Meeting of Stockholders, you must comply with the advance notice provisions of our Second Amended and Restated Bylaws. These provisions require that we receive your nomination at our executive offices (sent c/o Secretary) no earlier than September 18, 2020 and no later than October 18, 2020.

If you would like to present a proposal at the 2020 Annual Meeting of Stockholders without including it in our proxy statement, you must comply with the advance notice provisions of our Second Amended and Restated Bylaws. These provisions require that we receive your nomination at our executive offices (sent c/o Secretary) no earlier than September 18, 2020 and no later than October 18, 2020. If the annual meeting is not held within 30 days of such date, then the Company will disclose the deadline for such proposals, if different.

If the presiding officer at the 2020 Annual Meeting of Stockholders determines that a stockholder proposal or stockholder director nomination was not submitted in compliance with the advance notice provisions of our Second Amended and Restated Bylaws, the proposal or nomination will be ruled out of order and not acted upon.

OVERVIEW OF PROPOSALS

This Proxy Statement contains four proposals requiring stockholder action. Proposal No. 1 requests the election of one Class I Director to the Board of Directors. Proposal No. 2 requests approval of a non-binding advisory resolution to approve compensation of the Company’s executive officers as disclosed in the proxy statement accompanying this Notice. Proposal No. 3 requests approval of a proposal approving an amendment to our Amended and Restated 2012 Stock Incentive Plan, as amended, to increase the reserve of shares of common stock authorized for issuance thereunder by 2,500,000. Proposal No. 4 requests the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL NO. 1: ELECTION OF DIRECTOR

The Board of Directors shall be comprised of such number of directors as determined by the Board, and directors need not be stockholders of the Company. The Board is divided into three classes, and one class is elected each year at the Annual Meeting of Stockholders for a term of three years. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy shall serve for the remainder of the full term and until the director’s successor is elected and qualified.

The directors of the Company do not have a definite term of office and each director serves until his or her successor is elected and duly qualified. The Board has established a Governance/Nominating Committee, which considers director candidates, including those recommended by stockholders, and recommends candidates to the full Board for approval. To nominate a director, stockholders must submit such nomination in writing to our Secretary at 2915 Commers Drive, Suite 900, Eagan, Minnesota 55121.

The terms of the Class I directors are scheduled to expire on the date of the upcoming Annual Meeting. Based on the recommendation of the Governance/Nominating Committee, the Board’s nominee for election by the stockholders is Mr. McGoldrick. If elected, the nominee will serve as a director until the 2022 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation, or removal. On the date of the Annual Meeting, there will be a vacancy of one Class I seat on the Board, which the Board intends to fill as soon as possible.

Set forth below are the biographies of each director, as well as a discussion of the particular experience, qualifications, attributes and skills that led the Board to conclude that each person nominated to serve or currently serving on the Board should serve as a director. In addition to the information presented below, we believe that the nominee meets the minimum qualifications established by the Governance/Nominating Committee.

Name	Age (1)	Position
Thomas J. McGoldrick (3) (4) (5)	78	Director, Chairman of the Board
Andrew P. Reding (2)	49	Director
Carl Schwartz (4) J. Melville Engle (2) (3)	78 69	Director, Chief Executive Officer Director
Richard L. Gabriel (4) Gerald J. Vardzel, Jr.	70 54	Director Director

(1) As of the date of this proxy statement.

(2) Member of the Audit Committee

(3) Member of the Compensation Committee

(4) Member of the Merger & Acquisition Committee

(5) Member of the Governance/Nominating Committee

Nominee for Class I Director for a Three-Year Term Ending at the 2022 Annual Meeting

Thomas J. McGoldrick. Mr. McGoldrick has served as a Director of the Company since 2005. Prior to that, he served as Chief Executive Officer of Monteris Medical Inc. from November 2002 to November 2005. He has been in the medical device industry for over 30 years and was co-founder and Chief Executive Officer of Fastitch Surgical in 2000. Fastitch is a start-up medical device company with unique technology in surgical wound closure. Prior to Fastitch, Mr. McGoldrick was President and Chief Executive Officer of Minntech from 1997 to 2000. Minntech was a $75 million per year publicly traded (NASDAQ-MNTX) medical device company offering services for the dialysis, filtration, and separation markets. Prior to employment at Minntech from 1970 to 1997, he held senior marketing, business development and international positions at Medtronic, Cardiac Pacemakers, Inc. and Johnson & Johnson. Mr. McGoldrick is on the Board of Directors of two other start-up medical device companies.

Class II Directors Continuing in Office Until the 2020 Annual Meeting

Andrew P. Reding. Mr. Reding is an executive with extensive experience in sales and marketing of capital equipment for the acute care markets. He has served as a director of the Company since 2006 and he is currently the President and Chief Executive Officer of TRUMPF Medical Systems, Inc., a position he has held since April 2007. Prior to that, he was Director of Sales at Smith & Nephew Endoscopy and prior to that, he served as Vice President of Sales and Director of Marketing with Berchtold Corporation from 1994 to 2006. His experience is in the marketing and sales of architecturally significant products for the operating room, emergency department and the intensive care unit. Mr. Reding has successfully developed high quality indirect and direct sales channels, implemented programs to interface with facility planners and architects and developed GPO and IDN portfolios. Mr. Reding holds a bachelor’s degree from Marquette University and an MBA from The University of South Carolina.

J. Melville Engle. Mr. Engle was appointed to Board on October 27, 2016. Mr. Engle has worked in the healthcare industry for the past three decades. Since 2012, he has served as President and Chief Executive Officer of Engle Strategic Solutions, a consulting company focused on CEO development and coaching, senior management consulting, corporate problem solving and strategic and operational planning. He is Chairman of the Board of Windgap Medical, Inc., and has held executive positions at prominent companies including Chairman and Chief Executive Officer at ThermoGenesis Corp., Regional Head/Director, North America at Merck Generics, President and Chief Executive Officer of Dey, L.P. and CFO, at Allergan, Inc. In addition to ThermoGenesis, he has served on the Board of Directors of several public companies, including Oxygen Biotherapeutics and Anika Therapeutics. Mr. Engle holds a BS in Accounting from the University of Colorado and a MBA in Finance from the University of Southern California. He has served as a Trustee of the Queen of the Valley Medical Center Foundation, was a Board Member of the Napa Valley Community Foundation, and at the Napa College Foundation. He was also Vice Chair of the Thunderbird Global Council at the Thunderbird School of Global Management in Glendale, Arizona.

Gerald J. Vardzel, Jr. Mr. Vardzel was appointed to the Board on April 4, 2019. He is currently President of Helomics Holding Corporation, the Company’s wholly owned subsidiary. Prior to the merger with Helomics, he was president and Chief Executive Officer of Helomics. He has over 25 years of healthcare executive management experience developing and implementing commercialization strategies and models for technology launches. His Go-To-Market expertise includes equity financing, strategic planning, market intelligence, M&A, and new market development in both start-up and established settings including fortune 500 market leaders. He has developed innovative solutions for both CLIA and FDA regulatory paths defining the delivery chains from discovery to clinical acceptance. Mr. Vardzel also has significant experience designing and implementing sales and marketing programs tailored not only to expand market share, but to empirically assess client satisfaction, strengthen business processes, and maximize profitability. Mr. Vardzel was previously Vice President of Corporate Development and Strategic Initiatives at Global Specimen Solutions. Furthermore, as an executive affiliate to the healthcare industry, he routinely consults for several small-to-mid sized private equity firms advising on, in part, the feasibility of acquisition targets. Mr. Vardzel graduated from the University of Pittsburgh.

Class III Directors Continuing in Office Until the 2021 Annual Meeting

Carl Schwartz. Dr. Schwartz was the owner manager of dental groups in Burton, Michigan and Grand Blanc, Michigan. Dr. Schwartz previously served on the Board of Delta Dental Corporation of Michigan, was a member of the Michigan Advisory Board for Liberty Mutual Insurance and was a member of the Board of Trustees of the Museum of Contemporary Art in Florida. In 1988 Dr. Schwartz joined a family business becoming chief executive officer of Plastics Research Corporation, a Flint, Michigan manufacturer of structural foam molding, a low-pressure injection molding process. While there he led its growth from $2 million in revenues and 20 employees, to its becoming the largest manufacturer of structural foam molding products under one roof in the U.S. with more than $60 million in revenues and 300 employees when he retired in 2001. He holds B.A. and D.D.S. degrees from the University of Detroit.

Richard L. Gabriel. Mr. Gabriel was appointed to the Board on December 1, 2016. He has more than 40 years of relevant healthcare experience, including two decades of executive leadership and as a director and consultant to development-stage companies. In addition, serving as chief operating officer of GLG Pharma since 2009, from 2003 until 2009 Mr. Gabriel was chief executive officer of DNAPrint Genomics and DNAPrint Pharmaceuticals. He is currently a director of Windgap Medical. Mr. Gabriel holds an MBA from Suffolk University in Boston, and a BS in Chemistry from Ohio Dominican College in Columbus.

Vote Required and Board of Directors’ Recommendation

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting. The nominee receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted “For” the election of the nominee named above or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by the Board. The nominee has agreed to serve as a director if elected, and the Company has no reason to believe that the nominee will be unable to serve.

The proposal for the election of directors relates solely to the election of the Class I director nominated by the Board of Directors.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE CLASS I NOMINEE NAMED ABOVE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

Under NASDAQ listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board of Directors consults with our counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management, and its independent registered public accounting firm, the Board of Directors has affirmatively determined that Messrs. McGoldrick and Krochuk are independent directors within the meaning of the NASDAQ listing standards. In making this determination, the Board of Directors found that none of these directors and nominees had a material or other disqualifying relationship with the Company.

Leadership structure

Effective May 5, 2016, the board of directors appointed Carl Schwartz as Interim Chief Executive Officer and appointed Thomas J. McGoldrick as Chairman of the Board. Effective December 1, 2016, the Board of Directors appointed Carl Schwartz as Chief Executive Officer. The Board believes that this division of leadership is in the best interests of the Company and its stockholders at this time.

Oversight of risk management

Board-level risk oversight is primarily performed by our full Board, although the Audit Committee oversees our internal controls and regularly assesses financial and accounting processes and risks. Our risk oversight process includes an ongoing dialogue between management and the Board and the Audit Committee, intended to identify and analyze risks that face the Company. Through these discussions with management and their own business experience and knowledge, our directors are able to identify material risks for which a full analysis and risk mitigation plan are necessary. The Board (or the Audit Committee, with respect to risks related to internal controls, financial and accounting matters) monitors risk mitigation action plans developed by management, in order to ensure such plans are implemented and are effective in reducing the targeted risk.

Code of ethics and business conduct

On November 14, 2008, the Board adopted the Code of Ethics of Predictive Oncology Inc. that applies to all officers, directors and employees of the Company. We intend to maintain the highest standards of ethical business practices and compliance with all laws and regulations applicable to our business. The Code of Ethics is available in print to any stockholder requesting a copy in writing from our Corporate Secretary at our executive office set forth on the cover page of this proxy statement.

Stockholder communications with the Board of Directors

Stockholders may send communications to the Company’s Board of Directors, or to any individual Board member, by means of a letter to such individual Board member or the entire Board addressed to:

Board of Directors (or named Board member)

Predictive Oncology Inc.

Attention: Chief Financial Officer

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

If a stockholder is unsure as to which category the concern relates, the stockholder may communicate it to any one of the independent directors in care of Chief Financial Officer at the address of our principal executive offices listed above. All stockholder communications sent in care of our Chief Financial Officer will be forwarded promptly to the applicable director(s).

Meetings of the Board of Directors

The Board of Directors met 4 times during the fiscal year ended December 31, 2018. All directors attended at least 100% of the aggregate of the meetings of the Board of Directors and of the committees on which they served and which were held during the period for which they were directors or committee members. In addition, the directors often communicate informally to discuss the affairs of the Company and, when appropriate, take formal action by written consent, in accordance with the Company’s Certificate of Incorporation, as amended, its Second Amended and Restated Bylaws and Delaware law.

Information regarding committees of the Board of Directors

During the fiscal year ended December 31, 2018, the Board of Directors maintained four committees: the Audit Committee, the Compensation Committee, the Governance/Nominating Committee and the Merger & Acquisition Committee. The following table provides membership and meeting information for fiscal year 2018 for each of the committees of the Board of Directors in existence through December 31, 2018:

Name	Audit	Compensation	Governance / Nominating	Merger & Acquisition
Thomas J. McGoldrick		X	X	X
Andrew P. Reding	X
Carl Schwartz				X
Timothy A. Krochuk	X		X	X
J. Melville Engle	X	X
Richard L. Gabriel				X
Gerald J. Vardzel Jr.
Total Meetings in Fiscal Year 2018	4	3	1	1

Below is a description of each committee of the Board of Directors as such committees are presently constituted. The Board of Directors has determined that each current member of each committee meets the applicable SEC and NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

Family Relationships

There are no family relationships among our directors and executive officers.

Audit Committee of the Board; Audit Committee Financial Expert

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements.

The functions of the Audit Committee include, among other things:

•	serving as an independent and objective party to monitor the Company’s financial reporting process and internal control system;

•	coordinating, reviewing and appraising the audit efforts of the Company’s independent auditors and management and, to the extent the Company has an internal auditing or similar department or persons performing the functions of such department (“internal auditing department” or “internal auditors”), the internal auditing department; and

•	communicating directly with the independent auditors, financial and senior management, the internal auditing department, and the Board of Directors regarding the matters related to the committee’s responsibilities and duties.

Both our independent registered public accounting firm and management periodically meet privately with the Audit Committee.

Our Audit Committee currently consists of Mr. Krochuk, as the chairperson, Mr. Reding and Mr. Engle. Each Audit Committee member is a non-employee director of the Board. The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all current members of our Audit Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Audit Committee met 4 times in fiscal year 2018 and 4 times in fiscal year 2017.

Compensation Committee

The Compensation Committee of the Board of Directors currently consists of two directors, Mr. Engle, as the chairperson, and Mr. McGoldrick. All members of the Compensation Committee were appointed by the Board of Directors, and such committee consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and “independent” as independence is currently defined in Rule 4200(a) (15) of the NASDAQ listing standards. In fiscal 2017, the Compensation Committee met 3 times. The Compensation Committee met 3 times during fiscal year 2018. The functions of the Compensation Committee include, among other things:

The functions of the Compensation Committee include, among other things:

•	Approving the annual compensation packages, including base salaries, incentive compensation, deferred compensation and stock-based compensation, for our executive officers;

•	Administering our stock incentive plans, and subject to Board approval in the case of executive officers, approving grants of stock, stock options and other equity awards under such plans;

•	Approving the terms of employment agreements for our executive officers;

•	Developing, recommending, reviewing and administering compensation plans for members of the Board of Directors;

•	Reviewing and discussing the compensation discussion and analysis with management; and

•	Preparing any compensation committee report required to be included in the annual proxy statement.

All Compensation Committee approvals regarding compensation to be paid or awarded to our executive officers are rendered with the full power of the Board, though not necessarily reviewed by the full Board.

Our Chief Executive Officer may not be present during any Board or Compensation Committee voting or deliberations with respect to his compensation. Our Chief Executive Officer may, however, be present during any other voting or deliberations regarding compensation of our other executive officers but may not vote on such items of business.

Compensation Committee Interlocks and Insider Participation

As indicated above, the Compensation Committee consists of Mr. Engle and Mr. McGoldrick. No member of the Compensation Committee has ever been an executive officer or employee of ours. None of our officers currently serves, or has served during the last completed year, on the compensation committee or the Board of Directors of any other entity that has one or more officers serving as a member of the Board of Directors or the Compensation Committee.

Governance/Nominating Committee

The Governance/Nominating Committee of the Board of Directors currently consists of Mr. McGoldrick, as the chairperson, and Mr. Krochuk, each of whom is an “independent director,” as such term is defined by The NASDAQ Market Listing Rule 5605(a)(2), and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

Structure and Meetings

The chairperson of the Governance/Nominating Committee presides at each meeting and, in consultation with the other members of the Governance/Nominating Committee, sets the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The chairperson of the Governance/Nominating Committee ensures that the agenda for each meeting is circulated to each Committee member in advance of the meeting. The Governance/Nominating Committee reports its actions and recommendations to the Board.

Goals and Responsibilities

In furtherance of its purposes, the Governance/Nominating Committee:

•	Evaluates the composition, organization and governance of the Board, determines future requirements and make recommendations to the Board for approval;

•	Determines desired Board and committee skills and attributes and criteria for selecting new directors;

•	Reviews candidates for Board membership consistent with the Committee’s criteria for selecting new directors and annually recommend a slate of nominees to the Board for consideration at the Company’s annual stockholders’ meeting;

•	Reviews candidates for Board membership, if any, recommended by the Company’s stockholders;

•	Conducts the appropriate and necessary inquiries into the backgrounds and qualifications of possible director candidates;

•	Evaluates and considers matters relating to the qualifications and retirement of directors;

•	Develops a plan for, and consults with the Board regarding, management succession; and

•	Advises the Board generally on corporate governance matters.

In addition, the Committee, if and when deemed appropriate by the Board or the Committee, will develop and recommend to the Board a set of corporate governance principles applicable to the Company, and review and reassess the adequacy of such guidelines annually and recommend to the Board any changes deemed appropriate. The Committee also advises the Board on (a) committee member qualifications, (b) appointments, removals and rotation of committee members, (c) committee structure and operations (including authority to delegate to subcommittees), and (d) committee reporting to the Board. Finally, the Committee performs any other activities consistent with this Charter, the Company’s Certificate of Incorporation, Bylaws and governing law as the Committee or the Board deems appropriate.

Committee Resources

The Governance/Nominating Committee has the authority to obtain advice and seek assistance from internal or external legal, accounting or other advisors. The Committee has the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve such search firm’s fees and other retention terms.

The Governance/Nominating Committee met one time during fiscal year 2018.

Merger & Acquisition Committee

The Merger & Acquisition Committee of the Board of Directors currently consists of Dr. Carl Schwartz, as the chairperson, Mr. Timothy Krochuk, Mr. Richard Gabriel and Mr. Thomas McGoldrick, three of whom are “independent directors” as such item is defined by The NASDAQ Market Listing Rule 5605(a)(2), and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the committee. Dr. Schwartz is not deemed to be independent. The Merger & Acquisition Committee is a newly formed committee constructed in December 2016 with the function of advising the Company toward any considered mergers, acquisitions, joint ventures and/or consolidations of any type. The Merger & Acquisition Committee met one time during fiscal year 2018.

Diversity

The Board of Directors does not currently have a policy regarding attaining diversity on the Board.

TRANSACTIONS WITH RELATED PERSONS

The Audit Committee has the responsibility to review and approve all transactions to which a related party and the Company may be a party prior to their implementation, to assess whether such transactions meet applicable legal requirements. Except as described in this proxy statement, since the beginning of fiscal 2016, there were no related party transactions arising or existing requiring disclosure as required pursuant to NASDAQ listing standards, SEC rules and regulations or the Company’s policy and procedures.

RELATED PARTY TRANSACTIONS

One of the Company’s directors, Richard L. Gabriel, is the Chief Operating Officer and serves as a director of GLG Pharma (“GLG”). Another Company director, Tim Krochuk, is on the supervisory board for GLG. The Company and GLG have a partnership agreement with the Company’s wholly owned subsidiary Helomics Holding Corporation for the purpose of bringing together their proprietary technologies to build out personalized medicine platform for the diagnosis and treatment of women’s cancer. There has been no revenue or expenses generated by this partnership to date.

On May 1, 2019, Mr. Gabriel executed a one-year contract with renewable three-month periods to continue as Chief Operating Officer for TumorGenesis, the Company’s wholly owned subsidiary. Mr. Gabriel will receive $13,500 in monthly cash payments.

On November 30, 2018, our CEO, Carl Schwartz, made an investment of $370,000 in the Company and received a note and a common stock purchase warrant for 221,29222,129 warrant shares at $0.8368.36 per share. Effective as of January 8, 2019, Dr. Schwartz made an additional investment of $950,000 and received an amended and restated note in the original principal amount of $1,320,000 and an amended and restated warrant, which added a second tranche of 742,18874,219 warrant shares at an exercise price of $0.7047.04. Each tranche is exercisable beginning on the sixth month anniversary of the date of the related investment through the fifth-year anniversary of the date of the related investment.

On January 8, 2019, Dr. Schwartz also purchased 78,1257,813 shares of the Company’s common stock in a private investment for $50,000, representing a price of $0.646.40 per share, pursuant to a subscription agreement.

On February 6, 2019, Dr. Schwartz made an additional investment of $300,000 in the Company and received an amended and restated note in the original principal amount of $1,620,000 and an amended and restated warrant, which added a third tranche of 138,88913,889 warrant shares at an exercise price of $1.18811.88 per share. On May 21, 2019, the Company issued a third amended and restated common stock purchase warrant to Dr. Schwartz the Company’s CEO for value received in connection with the funding of all or a portion of the purchase price of his second amended and restated promissory note in the principal amount of $1,620,000. On February 1, 2019 and the first day of each calendar month thereafter while the mote and the warrant remain outstanding, a number of additional shares will be added to the warrant shares (“Additional Warrant Shares”) equal to (1) one-half percent (1/2%) of the outstanding principal balance of the note on such date, divided by (2) $0.7047.04, with the number of Additional Warrant Shares to be rounded to the nearest number of whole shares. The principal change effected by the third amended and restated common stock purchase warrant was to clarify the formula for the calculation of the Additional Warrant Shares. The current principal balance of the note is $1,620,000, and therefore, under the amended formula, Dr. Schwartz is currently receiving rights under the warrant to purchase Additional Warrant Shares on the first day of each month equal to 11,5061,151 shares of common stock at $0.7047.04 per share.

On May 9, 2019, Dr. Schwartz advanced $75,000 to the Company, on May 30, 2019, he advanced $200,000 to the Company, and on July 15, 2019 he advanced $25,000 to the Company. The loan earns 8% interest and was due on September 13, 2019, pursuant to an amended and restated note. Dr. Schwartz agreed to extend the maturity date until December 31, 2019. The loan is not connected to the previous note payable due to Dr. Schwartz and does not affect the warrant calculations regarding that note’s interest.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents the equity compensation plan information as of December 31, 2018:

	Number of Securities to be Issued upon Exercise of Outstanding Restricted Stock, Warrants and Options (a)	Weighted Average Exercise Price of Outstanding Options, Warrants (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders (1)	355,448	2.00	144,552
Equity compensation plans not approved by security holders	-	-	-

(1) Consists of outstanding options under the 2008 Equity Incentive Plan and the 2012 Stock Incentive Plan. The remaining share authorization under the 2008 Equity Incentive Plan was rolled over to the current 2012 Stock Incentive Plan. On December 28, 2017, Predictive’s shareholders approved an amendment to the Company’s Amended and Restated 2012 Stock Incentive Plan to increase the reserve of shares of Common Stock authorized for issuance thereunder to 500,000.

EXECUTIVE COMPENSATION

Overview

This section describes the material elements of the compensation awarded to, earned by or paid to our Chief Executive Officer and our two most highly compensated executive officers other than our Chief Executive Officer, as determined in accordance with SEC rules, collectively referred to herein as the “Named Executive Officers.”

Summary Compensation Table for Fiscal 2018 and 2017

The following table provides information regarding the compensation earned during the fiscal years ended December 31, 2018 and December 31, 2017 by each of the Named Executive Officers:

Name and Principal Position	Year	Salary	Bonus	Stock Awards	(1) Option Awards	(5) All Other Compensation	Total Compensation
Carl Schwartz, CEO (6)	2018	$-	-	-	$242,636	-	$242,636
	2017	$83,375	-	-	$437,466	-	$520,841
David O. Johnson, COO (3)	2018	$206,069	$24,000	-	$89,573	-	$319,642
	2017	$180,800	$36,000	-	$345,798	-	$562,598
Bob Myers, CFO (4)	2018	$209,467	$22,000	-	$89,573	-	$321,040
	2017	$165,800	$43,000	-	$328,194	-	$536,994
Joshua Kornberg, former CEO and President (2)	2017	-	-	-	-	$616,595	$616,595

(1) Represents the actual compensation cost granted during 2018 and 2017 as determined pursuant to FASB ASC 718 – Stock Compensation utilizing the assumptions discussed in Note 3, “Stock Options and Warrants,” in the notes to the financial statements included in this report.

(2) Effective May 5, 2016, Mr. Kornberg resigned as the Chief Executive Officer and President and an employee of Predictive. In connection with Mr. Kornberg’s resignation, the Company and Mr. Kornberg entered into a separation agreement on June 13, 2016 (the “Separation Agreement”). All of Mr. Kornberg’s options to purchase stock were cancelled as part of his settlement contract.

(3) Effective August 2, 2019, Mr. Johnson left the Company. Effective August 6, 2018, Mr. Johnson was appointed Senior Vice President of Operations of the Company’s Skyline Medical business unit and was no longer Chief Operating Officer. Mr. Johnson’s minimum bonus for 2018 was 20% of his base salary for the first eight months of 2018. In 2018, Mr. Johnson received options to purchase 8,300 shares of common stock at $14.70 per share. Mr. Johnson’s minimum bonus for 2017 was 20% of his base salary or $36,000 that was accrued in 2017; his minimum bonus for 2016 was 20% of his base salary, or $36,000 that was accrued in 2016. During 2017 he received $36,000 in recognition of bonus amounts accrued in 2016. In 2017, he also received bonus options to purchase 32,043 shares of common stock at $14.70 per share. In 2017, 15,443 shares vested with the remainder vesting at 2,075 shares quarterly throughout 2018 and 2019.

(4) Mr. Myers minimum bonus for 2018 was 20% of his base salary for the first eight months of 2018. In 2018, Mr. Myers received options to purchase 8,300 shares of common stock at $14.70 per share. Mr. Myers’s minimum bonus for 2017 was 20% of his base salary or $33,000 that was accrued in 2017;. During 2017 he received $43,000 in bonus amounts, including $33,000 that was accrued in 2016.. In 2017, he also received bonus options to purchase 30,411 shares of common stock at $14.70 per share. In 2017, 13,811 shares vested with the remainder vesting at 2,075 shares quarterly throughout 2018 and 2019.

(5) Mr. Kornberg’s All Other Compensation in 2017 consists of $616,595 in severance.

(6) In 2018, Dr. Schwartz received options to purchase 30,833 shares of common stock at prices varying dependent upon the day in the month issued. In 2017, Dr. Schwartz received options to purchase 238 shares of common stock as fees for serving on the Board of Directors. He also received options to purchase 16,600 shares of common stock at $14.70 vesting at 2,075 shares per quarter throughout 2018 and 2019. Additionally, Dr. Schwartz received options to purchase 23,923 shares of common stock at $14.70 per share all vesting in 2017 in lieu of cash compensation for all 2017 and part of 2016. Dr. Schwartz also received options to purchase 715 shares of common stock in 2016 as fees for serving on the Medical Advisory Committee. Certain of those options, 893 shares, did not vest until January 2017.

Outstanding Equity Awards at Fiscal Year-end for Fiscal 2018

The following table sets forth certain information regarding outstanding equity awards held by the Named Executive Officers as of December 31, 2018:

	Grant Date	Number of Securities Underlying Options Exercisable	Number of Securities Underlying Options Unexercisable	Option Exercise Price	Option Expiration Date
Carl Schwartz	3/31/2016	59	-	$42.50	3/31/2026
	6/30/3016	134	-	$37.50	6/30/2026
	9/30/2016	122	-	$41.30	9/30/2026
	12/31/2016	893	-	$28.00	12/31/2026
	3/31/2017	239	-	$21.00	3/31/2027
	6/22/2017	37,689	-	$14.70	6/22/2027
	11/10/2017	2,835	-	$14.70	11/10/2027
	1/2/2018	14,176	-	$9.70	1/2/2028
	6/30/2018	4,490	-	$11.30	6/30/2028
	7/2/2018	12,169	-	$11.30	7/2/2028
	8/1/2018	4,490	-	$11.60	8/1/2028

	Grant Date	Number of Securities Underlying Options Exercisable	Number of Securities Underlying Options Unexercisable	Option Exercise Price	Option Expiration Date
David O. Johnson	8/13/2012	54	-	$1,500.00	8/13/2022
	3/18/2013	51	-	$1,482.50	3/18/2023
	3/6/2014	17	-	$4,312.50	3/6/2024
	9/16/2016	358	-	$42.00	9/16/2026
	6/22/2017	32,043	-	$14.70	6/22/2027
Bob Myers	8/13/2012	54	-	$1,500.00	8/13/2022
	3/18/2013	43	-	$1,482.50	3/18/2023
	3/6/2014	14	-	$4,312.50	3/6/2024
	9/16/2016	358	-	$42.00	9/16/2026
	6/22/2017	30,411	-	$14.70	6/22/2027

Executive Compensation Components

Base Salary. Base salary is an important element of Predictive’s executive compensation program as it provides executives with a fixed, regular, non-contingent earnings stream to support annual living and other expenses. As a component of total compensation, Predictive generally sets base salaries at levels believed to attract and retain an experienced management team that will successfully grow its business and create stockholder value. Predictive also utilizes base salaries to reward individual performance and contributions to Predictive’s overall business objectives but seek to do so in a manner that does not detract from the executives’ incentive to realize additional compensation through Predictive’s stock options and restricted stock awards.

Predictive’s Compensation Committee reviews the Chief Executive Officer’s salary at least annually. The Compensation Committee may recommend adjustments to the Chief Executive Officer’s base salary based upon the Compensation Committee’s review of his current base salary, incentive cash compensation and equity-based compensation, as well as his performance and comparative market data. The Compensation Committee also reviews other executives’ salaries throughout the year, with input from the Chief Executive Officer. The Compensation Committee may recommend adjustments to other executives’ base salary based upon the Chief Executive Officer’s recommendation and the reviewed executives’ responsibilities, experience and performance, as well as comparative market data.

In utilizing comparative data, the Compensation Committee seeks to recommend salaries for each executive at a level that is appropriate after giving consideration to experience for the relevant position and the executive’s performance. The Compensation Committee reviews performance for both Predictive (based upon achievement of strategic initiatives) and each individual executive. Based upon these factors, the Compensation Committee may recommend adjustments to base salaries to better align individual compensation with comparative market compensation, to provide merit-based increases based upon individual or company achievement, or to account for changes in roles and responsibilities.

Stock Options and Other Equity Grants. Consistent with Predictive’s compensation philosophies related to performance-based compensation, long-term stockholder value creation and alignment of executive interests with those of stockholders, Predictive makes periodic grants of long-term compensation in the form of stock options or restricted stock to its executive officers, directors and others in the organization.

Stock options provide executive officers with the opportunity to purchase common stock at a price fixed on the grant date regardless of future market price. A stock option becomes valuable only if the common stock price increases above the option exercise price and the holder of the option remains employed during the period required for the option shares to vest. This provides an incentive for an option holder to remain employed by Predictive. In addition, stock options link a significant portion of an employee’s compensation to stockholders’ interests by providing an incentive to achieve corporate goals and increase stockholder value. Under Predictive’s Amended and Restated 2012 Stock Incentive Plan (the “2012 Plan”), Predictive may also make grants of restricted stock awards, restricted stock units, performance share awards, performance unit awards and stock appreciation rights to officers and other employees. Predictive adopted the 2012 Plan to give Predictive flexibility in the types of awards that Predictive could grant to Predictive’s executive officers and other employees.

Limited Perquisites; Other Benefits. Predictive provides its employees with a full complement of employee benefits, including health and dental insurance, short term and long-term disability insurance, life insurance, a 401(k) plan, FSA flex plan and Section 125 plan.

Employment Contracts

Employment Agreement with Chief Executive Officer.

On November 10, 2017, Predictive entered into an employment agreement with Carl Schwartz, who has served as Chief Executive officer since December 1, 2016. The employment agreement was amended on August 20, 2018 and July 1, 2019. Under the agreement, the employment of Dr. Schwartz with Predictive is at will.

The annualized base salary for Dr. Schwartz in 2017 was $250,000, which was increased to $275,000 in 2018. Per the amendment to the employment agreement, the annualized base salary for Dr. Schwartz, effective August 1, 2018, increased to $400,000. Such base salary may be adjusted by Predictive but may not be reduced except in connection with a reduction imposed on substantially all employees as part of a general reduction.

Dr. Schwartz may receive stock options in lieu of his base salary. At least ten business days before the beginning of each six month period ending June 30 or December 31 during which Dr. Schwartz is employed under his agreement, Dr. Schwartz may elect to receive non-qualified stock options under the Company’s 2012 Stock Incentive Plan or other applicable equity plan of the Company in effect at the time in payment of all or a portion of his base salary in lieu of cash either (1) for the entire six-month period or (2) pursuant to a monthly election for such six-month period. If Dr. Schwartz elects to receive stock options for the entire six-month period, such options (i) will be granted on the first business day of such six-month period, (ii) will have an exercise price per share equal to the closing sale price of the Company’s common stock on the date of grant, (iii) will have an aggregate exercise price equal to the dollar amount of base salary to be received in options, (iv) will have a term of ten years, and (v) will vest pro rata on a monthly basis over the period of time during which the base salary would have been earned. If Dr. Schwartz elects a monthly election process, then at least two business days before the first day of each month during the six-month period, Dr. Schwartz will elect whether to receive the stock options for such month. For each such month, such options (i) will be granted on the first business day of such month, (ii) will have an exercise price per share equal to the closing sale price of the Company’s common stock on the date of grant, (iii) will have an aggregate exercise price equal to the dollar amount of base salary to be received in options, (iv) will have a term of ten years, and (v) will vest on the last day of such month.

For each fiscal year during the term of the agreement, beginning in 2017, Dr. Schwartz shall be eligible to receive an annual incentive bonus determined annually at the discretion of the Compensation Committee of the Board. For 2017, the Compensation Committee will award a bonus based on performance of Dr. Schwartz and Predictive, including the completion of acquisitions and other factors deemed appropriate by the Compensation Committee. For 2018 and subsequent years, the bonus will be subject to the attainment of certain objectives, which shall be established in writing by Dr. Schwartz and Predictive’s Board of Directors prior to each bonus period. The maximum bonus that may be earned by Dr. Schwartz for any year will not be less than 150% of Dr. Schwartz’s then-current base salary.

If Predictive terminates Dr. Schwartz’s employment without cause or if the he terminates his employment for “good reason,” he shall be entitled to receive from Predictive severance pay in an amount equal to six months of base salary, in either case less applicable taxes and withholdings. In that event, he will receive a bonus payment on a pro-rata basis through the date of termination and any accrued, unused vacation pay. The severance pay, bonus payment, and other consideration are conditioned upon Dr. Schwartz’s execution of a full and final release of liability. “Cause” is defined to mean the executive engages in willful misconduct or fails to follow the reasonable and lawful instructions of the Predictive’s Board of Directors, if such conduct is not cured within 30 days after notice; Dr. Schwartz embezzles or misappropriates assets of Predictive or any of its subsidiaries; Dr. Schwartz’s violation of his obligations in the agreement, if such conduct is not cured within 30 days after notice; breach of any agreement between the Dr. Schwartz and Predictive or to which Predictive and the Dr. Schwartz are parties, or a breach of his fiduciary responsibility to the Company; commission by of fraud or other willful conduct that adversely affects the business or reputation of Predictive; or Predictive has a reasonable belief the executive engaged in some form of harassment or other improper conduct prohibited by Predictive policy or the law. “Good reason” is defined as (i) a material diminution in Dr. Schwartz’s position, duties, base salary, and responsibilities; or (ii) Predictive’s notice to Dr. Schwartz that his position will be relocated to an office which is greater than 100 miles from Dr. Schwartz’s prior office location. In all cases of Good Reason, Dr. Schwartz must have given notice to Predictive that an alleged Good Reason event has occurred and the circumstances must remain uncorrected by Predictive after the expiration of 30 days after receipt by Predictive of such notice.

During Dr. Schwartz’s employment with Predictive and for twelve months thereafter, regardless of the reason for the termination, he will not engage in a competing business, as defined in the agreement and will not solicit any person to leave employment with Predictive or solicit clients or prospective clients of Predictive with whom he worked, solicited, marketed, or obtained confidential information about during his employment with the Company, regarding services or products that are competitive with any of Predictive’s services or products.

Employment Agreements with Chief Financial Officer and Former Chief Operating Officer.

On August 13, 2012, Predictive entered into employment agreements with David O. Johnson, who served as Chief Operating Officer from July 1, 2012 through August 6, 2018, and Bob Myers, who has served as Chief Financial Officer since July 1, 2012 (Messrs. Johnson and Myers are referred to as the “executives”). Effective August 6, 2018, Mr. Johnson was appointed Senior Vice President of Operations of Predictive’s Skyline Medical business unit. Under the agreements the employment of each of these individuals with Predictive is at will. Mr. Myers’ employment agreement was amended effective August 20, 2018.

The annualized base salaries of Messrs. Johnson and Myers were $150,000 and $125,000, respectively for their first year employed. Effective July 1, 2013 the annualized base salaries of Messrs. Johnson and Myers were $180,000 and $150,000, respectively. Effective in March 2014 Mr. Myers annualized base salary was increased to $165,000. Per the amendment to the employment agreement, effective August 1, 2018, Mr. Myers’ annualized base salary was increased to $250,000 and, effective August 1, 2019, Mr. Myers’ annualized base salary will increase to $300,000. Such base salaries may be adjusted by Predictive but may not be reduced except in connection with a reduction imposed on substantially all employees as part of a general reduction. The executives will also each be eligible to receive an annual incentive bonus for each calendar year at the end of which he remains employed by Predictive, subject to the attainment of certain objectives. Under the original employment agreements, both executives had a minimum bonus guarantee of 20% of their annualized salary. However, per the amendment to the employment agreement of Mr. Myers, Mr. Myers is eligible to receive a pro-rata annual incentive bonus for 2018 for the period January 1, 2018 through July 31, 2018 that will be not less than 20% of Mr. Myers’ then-current salary.

If the Company terminates the executive’s employment without cause or if the executive terminates his employment for “good reason,” he shall be entitled to receive from Predictive severance pay in an amount equal to (a) before the first anniversary of the date of the agreement, three months of base salary, or (b) on or after the first anniversary of the date of the agreement, twelve months of base salary, in either case less applicable taxes and withholdings. In that event, he will receive a bonus payment on a pro-rata basis through the date of termination and any accrued, unused vacation pay. The severance pay, bonus payment, and other consideration are conditioned upon executive’s execution of a full and final release of liability. “Cause” is defined to mean the executive engages in willful misconduct or fails to follow the reasonable and lawful instructions of the Board, if such conduct is not cured within 30 days after notice; the executive embezzles or misappropriates assets of Predictive or any of its subsidiaries; the executive’s violation of his obligations in the agreement, if such conduct is not cured within 30 days after notice; breach of any agreement between the executive and Predictive or to which Predictive and the executive are parties, or a breach of his fiduciary responsibility to Predictive; commission by of fraud or other willful conduct that adversely affects the business or reputation of Predictive; or, Predictive has a reasonable belief the executive engaged in some form of harassment or other improper conduct prohibited by Company policy or the law. “Good reason” is defined as (i) a material diminution in executive’s position, duties, base salary, and responsibilities; or (ii) Predictive’s notice to executive that his position will be relocated to an office which is greater than 100 miles from executive’s prior office location. In all cases of Good Reason, executive must have given notice to Predictive that an alleged Good Reason event has occurred, and the circumstances must remain uncorrected by Predictive after the expiration of 30 days after receipt by Predictive of such notice.

During each executive’s employment with Predictive and for twelve months thereafter, regardless of the reason for the termination, he will not engage in a competing business, as defined in the agreement and will not solicit any person to leave employment with Predictive or solicit clients or prospective clients of Predictive with whom he worked, solicited, marketed, or obtained confidential information about during his employment with Predictive, regarding services or products that are competitive with any of Predictive’s services or products.

Potential Payments Upon Termination or Change of Control

Most of Predictive’s stock option agreements provide for an acceleration of vesting in the event of a change in control of Predictive as defined in the agreements and in the 2012 Stock Incentive Plan. Additionally, the restricted stock agreements that were awarded to Predictive management and directors in 2013 also provide for an acceleration of vesting in the event there is a change in control as defined in the 2012 Plan. Also, see “Employment Contracts” above for a description of certain severance compensation arrangements.

DIRECTOR COMPENSATION

Effective in 2013, the Board instituted a quarterly and an annual stock options award program for all the directors under which they will be awarded options to purchase $5,000 worth of shares of Predictive common stock, par value $0.01 per quarter at an exercise price determined by the close on the last day of the quarter. Additionally, the directors that serve on a committee will receive options to purchase $10,000 worth of shares of Predictive common stock, par value $0.01 annually, per committee served, at an exercise price determined by the close on the last day of the year.

Director Compensation Table for Fiscal 2018

The following table summarizes the compensation paid to each non-employee Predictive director in the fiscal year ended December 31, 2018 for services to Predictive:

	Fees Paid or Earned in Cash	Stock Awards	Option Awards	Total
Thomas McGoldrick	-	-	$50,000 (1)	$50,000
Andrew Reding	-	-	$30,000 (2)	$30,000
Richard Gabriel	-	-	$30,000 (3)	$30,000
Tim Krochuk	-	-	$50,000 (4)	$50,000
J. Melville Engle	-	-	$40,000 (5)	$40,000

(1) Mr. McGoldrick was awarded options to purchase 703 shares of common stock both for serving on the Board and for participating on the Merger & Acquisition, Compensation and Corporate Governance (Chairman) Committees.

(2) Mr. Reding was awarded options to purchase 380 shares of common stock both for serving on the Board and for participating on the Audit Committee.

(3) Mr. Gabriel was awarded options to purchase 380 shares of common stock for serving on the Board and for participating on the Merger & Acquisition Committee.

(4) Mr. Krochuk was awarded options to purchase 703 shares of common stock for serving on the Board and for participating on the Audit (Chairman), Governance and Merger & Acquisition Committees.

(5) Mr. Engle was awarded options to purchase 541 shares of common stock for serving on the Board and for participating on the Audit and Compensation (Chairman) Committees.

PROPOSAL NO. 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are providing our stockholders an opportunity to cast a separate advisory vote on the compensation paid to our executive officers as disclosed in this proxy statement.

The Company has designed its executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and to increase long-term stockholder value. Substantially all of the Company’s executive compensation during the last several years had been paid pursuant to employment agreements. See “Executive Compensation” above.

This advisory vote, commonly known as a “say-on-pay” proposal, gives you as a stockholder the opportunity to vote on the compensation of our executive officers through the following resolution:

“RESOLVED, that the stockholders of Predictive Oncology Inc., approve the compensation of its executive officers as described in the proxy statement for its 2019 Annual Meeting.”

Under the Dodd-Frank Act, your vote on this matter is advisory and will therefore not be binding upon the Board of Directors. However, the Compensation Committee of the Board will take the outcome of the vote into account when determining further executive compensation arrangements.

The last such “say on pay” advisory vote was held at the 2016 Annual Meeting of Stockholders. At that same meeting, the stockholders approved an advisory resolution suggesting the Company hold a say on pay vote every three years. In light of the results, the Board determined that a say on pay advisory vote should occur every three years until the next advisory vote on the frequency of stockholder votes on the compensation of executives. Therefore, the next say on pay advisory vote will be held at the 2022 Annual Meeting of Stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE EXECUTIVE COMPENSATION DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3: APPROVAL OF AN AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN

Background

Predictive’s Amended and Restated 2012 Stock Incentive Plan (as amended, the “2012 Plan”) was approved by Predictive’s stockholders in September 2012, with a share reserve of 1,294 shares (as adjusted for past reverse stock splits, including a one-for-ten (1:10) reverse stock split that was effective on October 29, 2019). In April 2013, the stockholders approved an increase in the reserve to 2,6,67 shares, and in September 2013 the stockholders approved an increase in the reserve to 5,333 shares. The stockholders also approved an increase in the reserve to 5,000,000 shares in December 2017. In March 2019, the stockholders approved an increase in the reserve to 1,000,000 shares.

In Proposal No. 3, Predictive is requesting stockholder approval of an Amended and Restated 2012 Plan that was recently approved by the Predictive Board (the “Restated Plan”).. Under the Restated Plan, the share reserve is increased by 2,500,000 shares to 3,500,000 shares. Currently, options to purchase 718,564 shares of common stock are subject to outstanding stock options under the Restated Plan. In determining the amount of the increase in the Restated Plan, the Predictive Board took into account its intention to grant further equity awards to current and future executive officers and key employees and directors of Predictive. The Restated Plan also eliminates certain limitations on individual awards that are no longer required under applicable tax laws, as described below (See “Amendments Pursuant to Restated Plan” below).

In order to be approved, Proposal No. 3 must be approved by a majority of shares of capital stock of Predictive present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.

The Board believes that approval of Proposal No. 3 is in the best interests of Predictive and its stockholders because the availability of an adequate number of shares reserved for issuance under the 2012 Plan are important factors in attracting, retaining, and motivating employees, consultants and directors in order to achieve Predictive’s long-term growth and profitability objectives. As mentioned above, the number of shares reserved for issuance under the 2012 Plan was adjusted proportionally downward as a result of the Reverse Split.

Below is a summary of the 2012 Plan (as if the Restated Plan is approved), which is qualified entirely by reference to the complete text of the Restated Plan, a copy of which is attached as Annex A to this proxy statement.

Description of the 2012 Plan

General. The purpose of the 2012 Plan is to increase stockholder value and to advance the interests of Predictive by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate employees, certain key consultants and directors of Predictive. The 2012 Plan is administered by the compensation committee, or if no committee is designated, the board. The compensation committee may grant Incentives to employees (including officers) of Predictive or its subsidiaries, members of the board, and consultants or other independent contractors who provide services to Predictive or its subsidiaries, in the following forms: (a) non-statutory stock options and incentive stock options; (b) stock appreciation rights (“SARs”); (c) stock awards; (d) restricted stock; (e) restricted stock units (“RSUs”); and (f) performance awards.

Shares Subject to 2012 Plan. Subject to adjustment, the number of shares of common stock which may be issued under the 2012 Plan shall not exceed 3,500,000 shares. In addition, any shares that were available in the reserve of Predictive’s prior stock incentive plan (the “2008 Plan”) were added to the 2012 Plan share reserve for issuance under the 2012 Plan. If an Incentive granted under the 2012 Plan or under the 2008 Plan expires or is terminated or canceled unexercised as to any shares of common stock or forfeited or reacquired by Predictive pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the 2012 Plan pursuant to another Incentive.

Description of Incentives

Stock Options. The compensation committee may grant non-qualified and incentive stock options to eligible employees to purchase shares of common stock from Predictive. The 2012 Plan confers on the compensation committee discretion, with respect to any such stock option, to determine the term of each option, the time or times during its term when the option becomes exercisable and the number and purchase price of the shares subject to the option. However, the option price per share may not be less than the fair market value of the common stock on the grant date, and the term of each option shall not exceed ten years and one day from the grant date. With respect to stock options which are intended to qualify as “incentive stock options” (as defined in Section 422 of the Internal Revenue Code), the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time cannot exceed $100,000. All incentive stock options must be granted within ten years from the earlier of the date of the 2012 Plan’s adoption by the board or approval by Predictive’s stockholders.

Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive, without payment to Predictive, a number of shares, cash or any combination thereof, the amount of which is equal to the aggregate amount of the appreciation in the shares of common stock as to which the SAR is exercised. The compensation committee has the discretion to determine the number of shares as to which a SAR will relate as well as the duration and exercisability of a SAR. The exercise price may not be less than the fair market value of the common stock on the grant date.

Stock Awards. Stock awards consist of the transfer by Predictive to an eligible participant of shares of common stock, with or without other payment, as additional compensation for services to Predictive. The number of shares transferred pursuant to any stock award is determined by the compensation committee.

Restricted Stock. Restricted stock consists of the sale or transfer by Predictive to an eligible participant of one or more shares of common stock that are subject to restrictions on their sale or other transfer by the employee which restrictions will lapse after a period of time as determined by the compensation committee. If restricted stock is sold to a participant, the sale price will be determined by the compensation committee, and the price may vary from time to time and among participants and may be less than the fair market value of the shares at the date of sale. Subject to these restrictions and the other requirements of the 2012 Plan, a participant receiving restricted stock shall have all of the rights of a stockholder as to those shares.

RSUs. Restricted stock units represent the right to receive one share of common stock at a future date that has been granted subject to terms and conditions, including a risk of forfeiture, established by the compensation committee. Dividend equivalents may be granted with respect to any amount of RSUs and either paid at the dividend payment date in cash or in shares of unrestricted stock having a fair market value equal to the amount of such dividends, or deferred with respect to such RSUs and the amount or value thereof automatically deemed reinvested in additional RSUs until the time for delivery of shares pursuant to the terms of the restricted stock unit award. RSUs may be satisfied by delivery of shares of stock, cash equal to the fair market value of the specified number of shares covered by the RSUs, or a combination thereof, as determined by the compensation committee at the date of grant or thereafter.

Performance Awards. A performance award is a right to either a number of shares of common stock, their cash equivalent, or a combination thereof, based on satisfaction of performance goals for a particular period. At or about the same time that performance goals are established for a specific period, the compensation committee shall in its absolute discretion establish the percentage of the performance awards granted for such performance period which shall be earned by the participant for various levels of performance measured in relation to achievement of performance goals for such performance period. Performance goals applicable to a performance award will be established by the compensation committee not more than 90 days after the beginning of the relevant performance period. The compensation committee may modify the performance goals if it determines that circumstances have changed and modification is required to reflect the original intent of the performance goals. The compensation committee will determine the terms and conditions applicable to any performance award, which may include restrictions on the delivery of common stock payable in connection with the performance award, the requirement that the stock be delivered in the form of restricted stock, or other restrictions that could result in the future forfeiture of all or part of any stock earned. The compensation committee will, as soon as practicable after the close of a performance period, determine the extent to which the performance goals for such performance period have been achieved; and the percentage of the performance awards earned as a result. Performance awards will not be earned for any participant who is not employed by Predictive or a subsidiary continuously during the entire performance period for which such performance award was granted, except in certain events such as death, disability or retirement.

The performance goals of a performance award consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria. The business criteria for Predictive, on a consolidated basis, and/or specified subsidiaries or business units of Predictive shall consist of one or more of the following: earnings per share, operating income or profit, net income, gross or net sales, expenses, expenses as a percentage of net sales, inventory turns, cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment), gross profit, margins, working capital, earnings before interest and tax (EBIT), earnings before interest, tax, depreciation and amortization (EBITDA), return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue), revenue growth, share price (including, but not limited to, growth measures and total shareholder return), operating efficiency, productivity ratios, market share, economic value added and safety (or any of the above criteria as compared to the performance of a group of comparable companies, or any published or special index that the compensation committee, in its sole discretion, deems appropriate), or the compensation committee may select criteria based on Predictive’s share price as compared to various stock market indices.

Transferability of Incentives. Incentives granted under the 2012 Plan may not be transferred, pledged or assigned by the holder thereof except, in the event of the holder’s death, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. However, non-qualified stock options may be transferred by the holder thereof to certain family members or related entities.

Duration, Termination and Amendment of the Incentive Plan and Incentives. The 2012 Plan will remain in effect until all Incentives granted under the 2012 Plan have been satisfied or terminated and all restrictions on shares issued under the 2012 Plan have lapsed. No Incentives may be granted under the 2012 Plan after August 13, 2022, the tenth anniversary of the approval of the 2012 Plan by the Board of Directors. The Board of Directors may amend or discontinue the 2012 Plan at any time. However, no such amendment or discontinuance may adversely change or impair a previously granted Incentive without the consent of the recipient thereof. Certain 2012 Plan amendments require stockholder approval, including amendments which would increase the maximum number of shares of common stock which may be issued to all participants under the 2012 Plan, change the class of persons eligible to receive Incentives under the 2012 Plan, or materially increase the benefits accruing to participants under the 2012 Plan. Generally, the terms of an existing Incentive may be amended by agreement between the compensation committee and the participant. However, in the case of a stock option or SAR, no such amendment shall (a) without stockholder approval, lower the exercise price of a previously granted stock option or SAR when the exercise price per share exceeds the fair market value of the underlying shares in exchange for another Incentive or cash or take any other action with respect to a stock option that may be treated as a re-pricing under the federal securities laws or generally accepted accounting principles, or (b) extend the term of the Incentive, with certain exceptions.

Change in Control; Effect of Sale, Merger, Exchange or Liquidation. Upon the occurrence of an event satisfying the definition of “change in control” with respect to a particular Incentive, unless otherwise provided in the agreement for the Incentive, such Incentive shall become vested and all restrictions shall lapse. The compensation committee may, in its discretion, include such further provisions and limitations in any agreement for an Incentive as it may deem desirable. Unless otherwise provided in the agreement for an Incentive, in the event of an acquisition of Predictive through the sale of substantially all of Predictive’s assets or through a merger, exchange, reorganization or liquidation of Predictive or a similar event, the compensation committee has broad discretion to take any and all action it deems equitable under the circumstances, including but not limited to terminating the 2012 Plan and all Incentives and issuing to the holders of outstanding vested options and SARs the stock, securities or assets they would have received if the Incentives had been exercised immediately before the transaction, or other specified actions.

Amendments Pursuant to Restated Plan

If the stockholders approve the Restated Plan, the share reserve will be increased by 2,500,000 shares, to 3,500,000 shares. Also, the Restated Plan eliminates certain limitations that were imposed on individual grants of stock options, SAR or performance awards to any individual during any one fiscal year. These limitations were previously required in order to preserve a tax deduction for the Company for performance based compensation under Section 162(m) of the Internal Revenue Code. Due to recent amendments to Section 162(m), these limitations are no longer relevant, and therefore the limitations are not included in the Restated Plan.

2012 Plan Benefits

The amount and timing of all awards under the 2012 Plan are determined in the sole discretion of Predictive’s compensation committee (or if no committee is designated, the board) and therefore cannot be determined in advance. The following table sets forth stock options and restricted stock granted under the 2012 Plan to the following persons:

Name and Position	Number of Shares of Restricted Stock	Number of Shares Underlying Options
Carl Schwartz	-	140,562

Bob Myers	-	47,478
David Johnson(1)	-	49,120
Josh Kornberg	-	-
Executive Officer Group	-	188,040,
Non-executive officer Group	-	525,507

(1) Effective August 6, 2018, David Johnson was appointed Senior Vice President of Operations of the Company’s Skyline Medical unit and is no longer the Chief Operating Officer.

THE PREDICTIVE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE PREDICTIVE’S AMENDED AND RESTATED 2012 STOCK INCENTIVE, INCLUDING AN INCREASE IN THE RESERVE OF SHARES AUTHORIZED FOR ISSUANCE, AS DESCRIBED HEREIN.

PROPOSAL NO. 4: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected Deloitte & Touche LLP as Predictive’s independent auditors for the fiscal year ending December 31, 2019 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Second Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as Predictive’s independent auditors. However, the Audit Committee of the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of a majority of shares of capital stock of Predictive present in person or represented by proxy at the Annual Meeting and entitled to vote will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.

Principal accounting fees and services

In connection with the audit of the fiscal 2019 financial statements, Predictive entered into an engagement agreement with Deloitte & Touche LLP, which sets forth the terms by which Deloitte & Touche LLP will perform audit services for Predictive.

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2018 and December 31, 2017, by Olsen Thielen & Co., Ltd. and Deloitte & Touche LLP, the Company’s principal accountant for those periods. All fees described below were approved by the Audit Committee.

	2018	2017
Audit Fees (1)	$225,000	$122,559
Audit-Related Fees (2)
Tax Fees (3)	25,000	6,772
All Other Fees (4)
	$250,000	$129,331

(1)	Audit Fees were principally for services rendered for the audit and/or review of Predictive’s consolidated financial statements. Also, includes fees for services rendered in connection with the filing of registration statements and other documents with the SEC, the issuance of accountant consents and comfort letters.

(2)	There were no audit-related fees in 2018 or 2017.

(3)	Tax Fees consist of fees billed in the indicated year for professional services performed by Olsen Thielen & Co., Ltd. and Deloitte & Touche LLP with respect to tax compliance.

(4)	All Other Fees consist of fees billed in the indicated year for other permissible work performed by Olsen Thielen & Co., Ltd. and Deloitte & Touche LLP that is not included within the above category descriptions.

Pre-approval policies and procedures

The Audit Committee is required to pre-approve the audit and non-audit services performed by Predictive’s independent auditors. The Audit Committee may not approve non-audit services prohibited by applicable regulations of the SEC if such services are to be provided contemporaneously while serving as independent auditors. The Audit Committee has delegated authority to the Chairman of the Audit Committee to approve the commencement of permissible non-audit related services to be performed by the independent auditors and the fees payable for such services, provided that the full Audit Committee subsequently ratifies and approves all such services. The Audit Committee has determined that the rendering of the services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.

Resignation of Independent Registered Public Accounting Firm

On April 24, 2018, the Audit Committee formally approved the engagement of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. On April 25, 2018, the Company accepted the resignation of Olsen Thielen & Co. (“Olsen”) as the Company’s independent registered public accounting firm.

The reports of Olsen on the Company’s audited consolidated financial statements for the fiscal years ended December 31, 2017 and December 31, 2016 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s fiscal years ended December 31, 2017 and December 31, 2016, and during the subsequent interim period preceding Olsen’s resignation, there were: (i) no disagreements with Olsen on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Olsen would have caused Olsen to make reference to the subject matter of the disagreements in connection with its reports, and (ii) no reportable events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Olsen with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that Olsen furnish the Company with a letter addressed to the SEC stating whether or not Olsen agrees with the above statements. A copy of the letter from Olsen dated April 25, 2018 was filed as an exhibit with Predictive’s Current Report on Form 8-K filed on April 26, 2018.

Engagement of New Independent Registered Public Accounting Firm

As set forth above, concurrent with the decision to accept the resignation of Olsen as the Company’s independent registered public accounting firm, the Audit Committee approved the engagement of Deloitte as the Company’s new independent registered public accounting firm, subject to completion of its standard client acceptance procedures.

During the Company’s two most recent fiscal years ended December 31, 2018 and December 31, 2017, and during the subsequent interim period preceding Deloitte’s engagement, neither the Company, nor anyone on its behalf, consulted Deloitte with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF Deloitte & Touche LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR Predictive.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of November 13, 2019 certain information regarding beneficial ownership of our common stock by:

•	Each person known to us to beneficially own 5% or more of our common stock;

•	Each executive officer who in this proxy statement are collectively referred to as the “Named Executive Officers;”

•	Each of our directors; and

•	All of our executive officers (as that term is defined under the rules and regulations of the SEC) and directors as a group.

We have determined beneficial ownership in accordance with Rule 13d-3 under the Exchange Act. Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each stockholder named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite the stockholder’s name. We have based our calculation of the percentage of beneficial ownership on 14,091,748 shares of the Company’s common stock outstanding on November 13, 2019. Unless otherwise noted below, the address for each person or entity listed in the table is c/o Predictive Oncology Inc., 2915 Commers Drive, Suite 900, Eagan, Minnesota 55121.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Officers and Directors

Carl Schwartz (2)	274,436		6.6%

Bob Myers (3)	39,255		1.0%

Thomas J. McGoldrick (4)	47,932		1.2%

Andrew Reding (5)	40,675		1.0%

Tim Krochuk (6)	38,914		1.0%

J. Melville Engle (7)	36,309		0.9%

Richard Gabriel (8)	34,733		0.9%

Gerald Vardzel(9)	102,918		2.6%

All directors and executive officers as a group (8 persons)	615,172		13.9%

Robert D. Keyser, Jr.	216,432	(10)	5.36%
Dawson James Securities, Inc.
Auxol Capital LLC

R. Douglas Armstrong	216,432	(10)	5.36%
Dawson James Securities, Inc.
Auxol Capital LLC

(1) Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2) Includes 24,432 shares of common stock, and 250,004 shares that are exercisable within 60 days of November 13, 2019.

(3) Includes 77 shares of common stock, and 39,178 shares that are exercisable within 60 days of November 13, 2019.

(4) Includes 7 shares of common stock, and 47,925 shares that area exercisable within 60 days of November 13, 2019.

(5) Includes 6 shares of common stock, and 40,669 shares that are exercisable within 60 days of November 13, 2019.

(6) Includes 38,914 shares that are exercisable within 60 days of November 13, 2019.

(7) Includes 36,309 shares that are exercisable within 60 days of November 13, 2019.

(8) Includes 1,000 shares of common stock, and 33,733 shares that are exercisable within 60 days of November 13, 2019.

(9) Includes 91,573 shares of common stock, and 11,345 shares that are exercisable within 60 days of November 13, 2019.

(10) Based on information contained in amendments to Schedule 13D filed by each of Messrs. Keyser and Armstrong, Dawson James Securities, Inc., Auxol Capital LLC on October 16, 2019, each such individual has the sole power to vote or direct the vote and the power to dispose or direct the disposition of 68,305 shares of common stock, which includes 1,613 shares that may be purchased pursuant to warrants; and each such individual shares the power to vote or direct the vote and the power to dispose or direct the disposition of 148,127 shares, including 110,366 shares (which includes warrants to purchase 90,481 shares) beneficially owned by Dawson James Securities, Inc. and 37,761 shares (which includes warrants to purchase 22,000 shares) beneficially owned by Auxol Capital LLC. Such calculations do not include shares of Series D Convertible Preferred Stock held by such persons or entities and deposited in escrow, as described in the amendments to Schedule 13D.

FORM 10-K

A COPY OF THE COMPANY’S FORM 10-K ANNUAL REPORT, AS AMENDED, AND ANY AMENDMENTS THERETO, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2018 (WITHOUT EXHIBITS), ACCOMPANIES THIS NOTICE OF MEETING AND PROXY STATEMENT. NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY’S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO THE COMPANY’S SECRETARY AT 2915 COMMERS DRIVE, SUITE 900, EAGAN, MINNESOTA, 55121.

OTHER MATTERS

The Board of Directors and management know of no other matters that will be presented for consideration at the Annual Meeting. However, since it is possible that matters of which the Board and management are not now aware may come before the meeting or any adjournment of the meeting, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such properly executed proxies intend to vote, act and consent in accordance with their best judgment with respect thereto. Upon receipt of such proxies (in the form enclosed) in time for voting, the shares represented thereby will be voted as indicated thereon and in the proxy statement.

By Order of the Board of Directors

/s/ Carl Schwartz

Carl Schwartz
Chief Executive Officer

Eagan, Minnesota

November 25, 2019

PRECISION THERAPEUTICS INC.

AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN

Effective December ___, 2019*

TABLE OF CONTENTS

1.	Purpose		3

2.	Administration		3

3.	Eligible Participants		3

4.	Types of Incentives		3

5.	Shares Subject to the Plan		3
	5.1.	Number of Shares	4
	5.2.	Cancellation	4
	5.3.	Type of Common Stock	4

6.	Stock Options		4
	6.1.	Price	4
	6.2.	Number	4
	6.3.	Duration and Time for Exercise	4
	6.4.	Manner of Exercise	5
	6.5.	Incentive Stock Options	5

7.	Stock Appreciation Rights		6
	7.1.	Price	6
	7.2.	Number	6
	7.3.	Duration	6
	7.4.	Exercise	6
	7.5.	Issuance of Shares Upon Exercise	6

8.	Stock Awards, Restricted Stock and Restricted Stock Units		7
	8.1.	Number of Shares	7
	8.2.	Sale Price	7
	8.3.	Restrictions	7
	8.4.	Enforcement of Restrictions	7
	8.5.	End of Restrictions	7
	8.6.	Rights of Holders of Restricted Stock and Restricted Stock Units	8
	8.7.	Settlement of Restricted Stock Units	8
	8.8.	Dividend Equivalents	8

9.	Performance Awards		8
	9.1.	Performance Conditions	8
	9.2.	Performance Awards Granted to Designated Covered Employees	8
	9.3.	Written Determinations	10
	9.4.	Status of Performance Awards Under Code Section 162(m)	10

10.	General		10
	10.1.	Plan Effective Date and Shareholder Approval; Termination of Plan	10
	10.2.	Duration	10
	10.3.	Non-transferability of Incentives	10
	10.4.	Effect of Termination or Death	11
	10.5.	Restrictions under Securities Laws	11
	10.6.	Adjustment	11
	10.7.	Incentive Plans and Agreements	11
	10.8.	Withholding	12
	10.9.	No Continued Employment, Engagement or Right to Corporate Assets	12
	10.10.	Payments Under Incentives	12
	10.11.	Amendment of the Plan	12
	10.12.	Amendment of Agreements for Incentives; No Repricing	12
	10.13.	Vesting Upon Change In Control	13
	10.14.	Sale, Merger, Exchange or Liquidation	14
	10.15.	Definition of Fair Market Value	15
	10.16.	Definition of Grant Date	15
	10.17.	Compliance with Code Section 409A	15
	10.18.	Prior Plan	16

* All numbers of shares of common stock herein have been adjusted for a one-for-ten (1:10) reverse stock split that was effective for trading purposes on October 29, 2019.

PRECISION THERAPEUTICS INC.

AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN

1. Purpose. The purpose of the Amended and Restated 2012 Stock Incentive Plan (the “Plan”) of Precision Therapeutics Inc. (the “Company”) is to increase shareholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate employees, certain key consultants and directors of the Company. Incentives may consist of opportunities to purchase or receive shares of Common Stock, $0.01 par value, of the Company (“Common Stock”) or other incentive awards on terms determined under this Plan.

2. Administration. The Plan shall be administered by the board of directors of the Company (the “Board of Directors”) or by a stock option or compensation committee (the “Committee”) of the Board of Directors. The Committee shall consist of not less than two directors of the Company and shall be appointed from time to time by the Board of Directors. Each member of the Committee shall be (a) a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (including the regulations promulgated thereunder, the “1934 Act”) (a “Non-Employee Director”), and (b) shall be an “outside director” within the meaning of Section 162(m) under the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder (“Code Section 162(m)”). The Committee shall have complete authority to award Incentives under the Plan, to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Committee’s decisions and matters relating to the Plan shall be final and conclusive on the Company and its participants. If at any time there is no stock option or compensation committee, the term “Committee”, as used in the Plan, shall refer to the Board of Directors. Notwithstanding the foregoing or anything else to the contrary contained in the Plan, the Company’s Chief Executive Officer or Chief Financial Officer may, on a discretionary basis and without the Committee’s review or approval, grant Stock Options to purchase up to 2,500 shares each to employees of the Company who are not officers of the Company. Such discretionary Stock Option grants shall not exceed 10,000 shares in total in any fiscal year. Subject to the foregoing limitations, the Chief Executive Officer or Chief Financial Officer shall determine from time to time (i) the employees to whom grants will be made, (ii) the number of shares to be granted and (iii) the terms and provisions of each Stock Option (which need not be identical).

3. Eligible Participants. Officers of the Company, employees of the Company or its subsidiaries, members of the Board of Directors, and consultants or other independent contractors who provide services to the Company or its subsidiaries shall be eligible to receive Incentives under the Plan when designated by the Committee. Participants may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate. Participation by officers of the Company or its subsidiaries and any performance objectives relating to such officers must be approved by the Committee. Participation by others and any performance objectives relating to others may be approved by groups or categories (for example, by pay grade) and authority to designate participants who are not officers and to set or modify such targets may be delegated.

4. Types of Incentives. Incentives under the Plan may be granted in any one or a combination of the following forms: (a) incentive stock options and non-statutory stock options (Section 6); (b) stock appreciation rights (“SARs”) (Section 7); (c) stock awards (Section 8); (d) restricted stock (Section 8); restricted stock units (Section 8) and performance awards (Section 9). Subject to the specific limitations provided in this Plan, payment of Incentives may be in the form of cash, Common Stock or combinations thereof as the Committee shall determine, and with such other restrictions as it may impose.

5. Shares Subject to the Plan.

5.1. Number of Shares. Subject to adjustment as provided in Section 10.6, the number of shares of Common Stock which may be issued under the Plan shall not exceed 3,500,000 shares of Common Stock. In addition, as of the Effective Date, any shares available in the reserve of the Prior Plan (as defined in Section 10.18) shall be added to the Plan share reserve and be available for issuance under the Plan. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Shares of Common Stock that are issued under the Plan or are subject to Incentives awarded under the Plan will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.

5.2. Cancellation. If an Incentive granted under the Plan or under the Prior Plan expires or is terminated or canceled unexercised as to any shares of Common Stock or forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan pursuant to another Incentive. If any Shares subject to an Incentive granted under the Plan or under the Prior Plan are withheld or applied as payment in connection with the exercise of an Incentive (including the withholding of Shares on the exercise of a stock option or the exercise of an SAR that is settled in Shares) or the withholding or payment of taxes related thereto, such Shares shall not again be available for grant under the Plan.

5.3. Type of Common Stock. Common Stock issued under the Plan in connection with Incentives will be authorized and unissued shares.

6. Stock Options. A stock option is a right to purchase shares of Common Stock from the Company. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1. Price. The option price per share shall be determined by the Committee, subject to adjustment under Section 10.6. Notwithstanding the foregoing sentence, the option price per share shall not be less than the Fair Market Value (as defined in Section 10.15) of the Common Stock on the Grant Date (as defined in Section 10.16).

6.2. Number. The number of shares of Common Stock subject to a stock option shall be determined by the Committee, subject to adjustment as provided in Section 10.6. The number of shares of Common Stock subject to a stock option shall be reduced in the same proportion that the holder thereof exercises an SAR if any SAR is granted in conjunction with or related to the stock option.

6.3. Duration and Time for Exercise. Subject to earlier termination as provided in Section 10.3, the term of each stock option shall be determined by the Committee but shall not exceed ten years and one day from the Grant Date. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant. The Committee may accelerate the exercisability of any stock option. Subject to the first sentence of this paragraph, the Committee may extend the term of any stock option to the extent provided in Section 10.4.

6.4. Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The option price shall be payable (a) in United States dollars upon exercise of the option and may be paid by cash, uncertified or certified check or bank draft; (b) unless otherwise provided in the option agreement, by delivery of shares of Common Stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised; or (c) unless otherwise provided in the option agreement, by instructing the Company to withhold from the shares of Common Stock issuable upon exercise of the stock option shares of Common Stock in payment of all or any part of the exercise price and/or any related withholding tax obligations consistent with Section 10.8, which shares shall be valued for this purpose at the Fair Market Value or in such other manner as may be authorized from time to time by the Committee. Before the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a shareholder.

6.5. Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options (as such term is defined in Code Section 422):

(a) The aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year (under all of the Company’s plans) shall not exceed $100,000. The determination will be made by taking Incentive Stock Options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.

(b) Any option agreement for an Incentive Stock Option under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the options as Incentive Stock Options.

(c) All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by Board of Directors or the date this Plan was approved by the shareholders.

(d) Unless sooner exercised, all Incentive Stock Options shall expire no later than ten years after the Grant Date.

(e) The option price for Incentive Stock Options shall be not less than the Fair Market Value of the Common Stock subject to the option on the Grant Date.

(f) If Incentive Stock Options are granted to any participant who, at the time such option is granted, would own (within the meaning of Code Section 422) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation, (i) the option price for such Incentive Stock Options shall be not less than 110% of the Fair Market Value of the Common Stock subject to the option on the Grant Date and (ii) such Incentive Stock Options shall expire no later than five years after the Grant Date.

7. Stock Appreciation Rights. An SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, the amount of which is determined pursuant to the formula set forth in Section 7.5. An SAR may be granted (a) with respect to any stock option granted under this Plan, either concurrently with the grant of such stock option or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the stock option), or (b) alone, without reference to any related stock option. Each SAR granted by the Committee under this Plan shall be subject to the following terms and conditions:

7.1. Price. The exercise price per share of any SAR granted without reference to a stock option shall be determined by the Committee, subject to adjustment under Section 10.6. Notwithstanding the foregoing sentence, the exercise price per share shall not be less than the Fair Market Value of the Common Stock on the Grant Date.

7.2. Number. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 10.6. In the case of an SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR relates shall be reduced in the same proportion that the holder of the option exercises the related stock option.

7.3. Duration. Subject to earlier termination as provided in Section 10.3, the term of each SAR shall be determined by the Committee but shall not exceed ten years and one day from the Grant Date. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable. The Committee may in its discretion accelerate the exercisability of any SAR. Subject to the first sentence of this paragraph, the Committee may extend the term of any SAR to the extent provided in Section 10.4.

7.4. Exercise. An SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, the Company shall, within 90 days thereafter, deliver to the exercising holder certificates for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to Section 7.5.

7.5. Issuance of Shares Upon Exercise. The number of shares of Common Stock which shall be issuable upon the exercise of an SAR shall be determined by dividing:

(a) the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of an SAR related to a stock option, the purchase price of the shares of Common Stock under the stock option or (2) in the case of an SAR granted alone, without reference to a related stock option, an amount which shall be determined by the Committee at the time of grant, subject to adjustment under Section 10.6); by

(b) the Fair Market Value of a share of Common Stock on the exercise date.

No fractional shares of Common Stock shall be issued upon the exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

8. Stock Awards, Restricted Stock and Restricted Stock Units. A stock award consists of the transfer by the Company to a participant of shares of Common Stock, with or without other payment therefor, as additional compensation for services to the Company. A share of restricted stock consists of shares of Common Stock which are sold or transferred by the Company to a participant at a price, if any, determined by the Committee and subject to restrictions on their sale or other transfer by the participant. Restricted stock units represent the right to receive shares of Common Stock at a future date. The transfer of Common Stock pursuant to stock awards, ,the transfer or sale of restricted stock and restricted stock units shall be subject to the following terms and conditions:

8.1. Number of Shares. The number of shares to be transferred or sold by the Company to a participant pursuant to a stock award or as restricted stock, or the number of shares that may be issued pursuant to a restricted stock unit, shall be determined by the Committee.

8.2. Sale Price. The Committee shall determine the price, if any, at which shares of restricted stock shall be sold to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such shares of Common Stock at the date of sale.

8.3. Restrictions. All shares of restricted stock transferred or sold by the Company hereunder, and all restricted stock units granted hereunder, shall be subject to such restrictions as the Committee may determine, including, without limitation any or all of the following:

(a) a prohibition against the sale, transfer, pledge or other encumbrance of the shares of restricted stock, or the delivery of shares pursuant to restricted stock units, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

(b) a requirement that the holder of shares of restricted stock or restricted stock units forfeit, or (in the case of shares sold to a participant) re-sell back to the Company at his or her cost, all or a part of such shares in the event of termination of his or her employment, service on the Board of Directors or consulting engagement during any period in which such shares are subject to restrictions; and

(c) such other conditions or restrictions as the Committee may deem advisable.

8.4. Enforcement of Restrictions. In order to enforce the restrictions imposed by the Committee pursuant to Section 8.3, the participant receiving restricted stock or restricted stock units shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend that refers to the Plan and the restrictions imposed under the applicable agreement. At the Committee’s election, shares of restricted stock may be held in book entry form subject to the Company’s instructions until any restrictions relating to the restricted stock grant lapse.

8.5. End of Restrictions. Subject to Section 10.5, at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant or to the participant’s legal representative, beneficiary or heir. Subject to Section 10.5, upon the lapse or waiver of restrictions applicable to restricted stock units, or at a later time specified in the agreement governing the grant of restricted stock units, any shares derived from the restricted stock units shall be issued and delivered to the holder of the restricted stock units.

8.6. Rights of Holders of Restricted Stock and Restricted Stock Units. Subject to the terms and conditions of the Plan, each participant receiving restricted stock shall have all the rights of a shareholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Any holder of restricted stock units shall not be, and shall not have rights and privileges of, a shareholder with respect to any shares that may be derived from the restricted stock units unless and until such shares have been issued.

8.7. Settlement of Restricted Stock Units. Restricted stock units may be satisfied by delivery of shares of stock, cash equal to the Fair Market Value of the specified number of shares covered by the restricted stock units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

8.8. Dividend Equivalents. In connection with any award of restricted stock units, the Committee may grant the right to receive cash, shares of stock or other property equal in value to dividends paid with respect to the number of shares represented by the restricted stock units (“Dividend Equivalents”). Unless otherwise determined by the Committee at the date of grant, any Dividend Equivalents that are granted with respect to any award of restricted stock units shall be either (a) paid with respect to such restricted stock units at the dividend payment date in cash or in shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (b) deferred with respect to such restricted stock units and the amount or value thereof automatically deemed reinvested in additional restricted stock units until the time for delivery of shares (if any) pursuant to the terms of the restricted stock unit award.

9. Performance Awards.

9.1. Performance Conditions. The right of a participant to exercise or receive a grant or settlement of any Incentive, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee (such an Incentive is referred to as a “Performance Award”). The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Incentive subject to performance conditions, except as limited under Section 9.2 hereof in the case of a Performance Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award intended to qualify under Code Section 162(m), shall be exercised by the Committee as the Committee and not the Board.

9.2. Performance Awards Granted to Designated Covered Employees. If and to the extent the Committee determines that a Performance Award to be granted to a person who is designated by the Committee as likely to be a covered employee within the meaning of Code Section 162(m) and regulations thereunder (a “Covered Employee”) should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise, and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 9.2.

(a) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 9.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m), including but not limited to the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain” at the time the Performance Award is granted. The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal, or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one participant or to different participants.

(b) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company, shall be used exclusively by the Committee in establishing performance goals for such Performance Awards as are intended to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code: earnings per share, operating income or profit, net income, gross or net sales, expenses, expenses as a percentage of net sales, inventory turns, cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment), gross profit, margins, working capital, earnings before interest and tax (EBIT), earnings before interest, tax, depreciation and amortization (EBITDA), return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue), revenue growth, share price (including, but not limited to, growth measures and total shareholder return), operating efficiency, productivity ratios, market share, economic value added and safety (or any of the above criteria as compared to the performance of a group of comparable companies, or any published or special index that the Committee, in its sole discretion, deems appropriate), or the Committee may select criteria based on the Company’s share price as compared to various stock market indices. The Committee, in its sole discretion, may modify the performance goals if it determines that circumstances have changed and modification is required to reflect the original intent of the performance goals; provided, however, that no such change or modification may be made to the extent it increases the amount of compensation payable to any participant who is a Covered Employee.

(c) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten (10) years, as specified by the Committee. Performance goals shall be established not later than ninety (90) days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(d) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, stock, other Incentives or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of continuous service by the participant before the end of a performance period or the settlement date of Performance Awards.

9.3. Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards, and as to the achievement of performance goals relating to Performance Awards under Section 9.2(a), shall be made in writing in the case of any Performance Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards if and to the extent required to comply with Code Section 162(m).

9.4. Status of Performance Awards Under Code Section 162(m). It is the intent of the Company that Performance Awards granted under this Section 9 to persons who are designated by the Committee as likely to be Covered Employees shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m). Accordingly, the terms of Sections 9.2, 9.3 and 9.4, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m). Notwithstanding the foregoing, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

10. General.

10.1. Plan Effective Date and Shareholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, subject to subsequent approval within twelve (12) months of its adoption by the Board by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements of any stock exchange, if any, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event shareholder approval is not obtained. The Plan shall terminate no later than ten (10) years from the date of the later of (x) the Effective Date and (y) the date an increase in the number of shares reserved for issuance under the Plan is approved by the Board (so long as such increase is also approved by the shareholders).

10.2. Duration. The Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed. No Incentives may be granted under the Plan after the tenth anniversary of the Effective Date of the Plan.

10.3. Non-transferability of Incentives. No stock option, SAR, restricted stock or stock award may be transferred, pledged or assigned by the holder thereof (except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the Plan or the Incentive, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder), and the Company shall not be required to recognize any attempted assignment of such rights by any participant. Notwithstanding the preceding sentence, stock options (other than stock options intended to qualify as Incentive Stock Options pursuant to Section 6.5) may be transferred by the holder thereof to the holder’s spouse, children, grandchildren or parents (collectively, the “Family Members”), to trusts for the benefit of Family Members, to partnerships or limited liability companies in which Family Members are the only partners or shareholders, or to entities exempt from federal income taxation pursuant to Code Section 501(c)(3). During a participant’s lifetime, a stock option may be exercised only by him or her, by his or her guardian or legal representative or by the transferees permitted by this Section 10.3.

10.4. Effect of Termination or Death. If a participant ceases to be an employee of or consultant to the Company for any reason, including death or disability, any Incentives may be exercised or shall expire at such times as may be set forth in the agreement, if any, applicable to the Incentive, or otherwise as determined by the Committee; provided, however, the term of an Incentive may not be extended beyond the term originally prescribed when the Incentive was granted, unless the Incentive satisfies (or is amended to satisfy) the requirements of Code Section 409A, including the rules and regulations promulgated thereunder (together, “Code Section 409A”); and provided further that the term of an Incentive may not be extended beyond the maximum term permitted under this Plan.

10.5. Restrictions under Securities Laws. Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

10.6. Adjustment. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, and the other numbers of shares of Common Stock provided in the Plan, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

10.7. Incentive Plans and Agreements. Except in the case of stock awards, the terms of each Incentive shall be stated in a plan or agreement approved by the Committee. The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as Incentive Stock Options or as non-statutory stock options and in order to eliminate SARs with respect to all or part of such options and any other previously issued options. The Committee shall communicate the key terms of each award to the participant promptly after the Committee approves the grant of such award.

10.8. Withholding.

(a) The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. If so permitted by the Committee at the time of the award of any Incentive or at a later time, at any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of an option or SAR or upon vesting of restricted stock, the participant may satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold, from the distribution or from such shares of restricted stock, shares of Common Stock having a value up to the minimum amount of withholding taxes required to be collected on the transaction. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

(b) Each Election must be made before the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. An Election is irrevocable.

10.9. No Continued Employment, Engagement or Right to Corporate Assets. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving an employee, a consultant, such persons’ beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

10.10. Payments Under Incentives. Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive. Except as permitted under Section 10.17, payments and distributions may not be deferred under any Incentive unless the deferral complies with the requirements of Code Section 409A.

10.11. Amendment of the Plan. The Board of Directors may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall adversely change or impair, without the consent of the recipient, an Incentive previously granted. Further, no such amendment shall, without approval of the shareholders of the Company, (a) increase the maximum number of shares of Common Stock which may be issued to all participants under the Plan, (b) change or expand the types of Incentives that may be granted under the Plan, (c) change the class of persons eligible to receive Incentives under the Plan, or (d) materially increase the benefits accruing to participants under the Plan.

10.12. Amendment of Agreements for Incentives; No Repricing. Except as otherwise provided in this Section 10.12 or Section 10.17, the terms of an existing Incentive may be amended by agreement between the Committee and the participant. Notwithstanding the foregoing sentence, in the case of a stock option or SAR, no such amendment shall (a) without shareholder approval, lower the exercise price of a previously granted stock option or SAR, cancel a stock option or SAR when the exercise price per share exceeds the Fair Market Value of the underlying shares in exchange for another Incentive or cash, or take any other action with respect to a stock option that may be treated as a repricing under the federal securities laws or generally accepted accounting principles; or (b) extend the term of the Incentive, except as provided in Sections 10.4 and 10.17.

10.13. Vesting Upon Change In Control. Upon the occurrence of an event satisfying the definition of “Change in Control” with respect to a particular Incentive, unless otherwise provided in the agreement for the Incentive, such Incentive shall become vested and all restrictions shall lapse. The Committee may, in its discretion, include such further provisions and limitations in any agreement for an Incentive as it may deem desirable. For purposes of this Section 10.13, “Change in Control” means the occurrence of any one or more of the following:

(a) a merger, consolidation, statutory exchange or reorganization approved by the Company’s shareholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the successor corporation are immediately thereafter beneficially owned directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction;

(b) any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended (other than the Company or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing (or convertible into or exercisable for securities possessing) thirty percent (30%) or more of the total combined voting power of the securities (determined by the power to vote with respect to the elections of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s shareholders;

(c) there is consummated a sale, lease, exclusive license, or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license, or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license, or other disposition; or

(d) individuals who, on the Effective Date, are Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Directors; provided, however, that if the appointment or election (or nomination for election) of any new Director was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (i) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company and the Participant shall supersede the foregoing definition with respect to Incentives subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply); (ii) for clarification, a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing clause (b) as the result of the acquisition of additional securities by Dr. Samuel Herschkowitz, Joshua Kornberg or their affiliates; and (iii) a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing clause (b) solely as the result of a repurchase or other acquisition of securities by Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of Voting Securities beneficially owned by any person to thirty percent (30%) or more of the combined voting power of all of the then outstanding Voting Securities; provided, however, that if any person referred to in this clause (iii) shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from Company) and immediately thereafter beneficially owns thirty percent (30%) or more of the combined voting power of all of the then outstanding Voting Securities, then a “Change in Control” shall be deemed to have occurred for purposes of the foregoing clause (b).

10.14. Sale, Merger, Exchange or Liquidation. Unless otherwise provided in the agreement for an Incentive, in the event of an acquisition of the Company through the sale of substantially all of the Company’s assets or through a merger, exchange, reorganization or liquidation of the Company or a similar event as determined by the Committee (collectively a “transaction”), the Committee shall be authorized, in its sole discretion, to take any and all action it deems equitable under the circumstances, including but not limited to any one or more of the following:

(a) providing that the Plan and all Incentives shall terminate and the holders of (i) all outstanding vested options shall receive, in lieu of any shares of Common Stock they would be entitled to receive under such options, such stock, securities or assets, including cash, as would have been paid to such participants if their options had been exercised and such participant had received Common Stock immediately before such transaction (with appropriate adjustment for the exercise price, if any), (ii) SARs that entitle the participant to receive Common Stock shall receive, in lieu of any shares of Common Stock each participant was entitled to receive as of the date of the transaction pursuant to the terms of such Incentive, if any, such stock, securities or assets, including cash, as would have been paid to such participant if such Common Stock had been issued to and held by the participant immediately before such transaction, and (iii) any Incentive under the Employment Agreement which does not entitle the participant to receive Common Stock shall be equitably treated as determined by the Committee.

(b) providing that participants holding outstanding vested Common Stock based Incentives shall receive, with respect to each share of Common Stock issuable pursuant to such Incentives as of the effective date of any such transaction, at the determination of the Committee, cash, securities or other property, or any combination thereof, in an amount equal to the excess, if any, of the Fair Market Value of such Common Stock on a date within ten days before the effective date of such transaction over the option price or other amount owed by a participant, if any, and that such Incentives shall be cancelled, including the cancellation without consideration of all options that have an exercise price below the per share value of the consideration received by the Company in the transaction.

(c) providing that the Plan (or replacement plan) shall continue with respect to Incentives not cancelled or terminated as of the effective date of such transaction and provide to participants holding such Incentives the right to earn their respective Incentives on a substantially equivalent basis (taking into account the transaction and the number of shares or other equity issued by such successor entity) with respect to the equity of the entity succeeding the Company by reason of such transaction.

(d) to the extent that the vesting of any Incentives is not accelerated pursuant to Section 10.13, providing that all unvested, unearned or restricted Incentives, including but not limited to restricted stock for which restrictions have not lapsed as of the effective date of such transaction, shall be void and deemed terminated, or, in the alternative, for the acceleration or waiver of any vesting, earning or restrictions on any Incentive.

The Board of Directors may restrict the rights of participants or the applicability of this Section 10.14 to the extent necessary to comply with Section 16(b) of the 1934 Act, the Code or any other applicable law or regulation. The grant of an Incentive award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

10.15. Definition of Fair Market Value. For purposes of this Plan, the “Fair Market Value” of a share of Common Stock at a specified date shall, unless otherwise expressly provided in this Plan, be the amount which the Committee determines in good faith to be 100% of the fair market value of such a share as of the date in question. Notwithstanding the foregoing:

(a) If such shares are listed on a U.S. securities exchange, then Fair Market Value shall be determined by reference to the last sale price of a share of Common Stock on such U.S. securities exchange on the applicable date. If such U.S. securities exchange is closed for trading on such date, or if the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on such U.S. securities exchange.

(b) If such shares are publicly traded but are not listed on a U.S. securities exchange, then Fair Market Value shall be determined by reference to the trading price of a share of Common Stock on such date (or, if the applicable market is closed on such date, the last date on which the Common Stock was publicly traded), by a method consistently applied by the Committee.

(c) If such shares are not publicly traded, then the Committee’s determination will be based upon a good faith valuation of the Company’s Common Stock as of such date, which shall be based upon such factors as the Committee deems appropriate. The valuation shall be accomplished in a manner that complies with Code Section 409A and shall be consistently applied to Incentives under the Plan.

10.16. Definition of Grant Date. For purposes of this Plan, the “Grant Date” of an Incentive shall be the date on which the Committee approved the award or, if later, the date established by the Committee as the date of grant of the Incentive.

10.17. Compliance with Code Section 409A.

(a) Except to the extent such acceleration or deferral is permitted by the requirements of Code Section 409A, neither the Committee nor a participant may accelerate or defer the time or schedule of any payment of, or the amount scheduled to be paid under, an Incentive that constitutes Deferred Compensation (as defined in paragraph(d) below); provided, however, that payment shall be permitted if it is in accordance with a “specified time” or “fixed schedule” or on account of “separation from service,” “disability,” death, “change in control” or “ unforeseeable emergency” (as those terms are defined under Code Section 409A) that is specified in the agreement evidencing the Incentive.

(b) Notwithstanding anything in this Plan, unless the agreement evidencing the Incentive specifically provides otherwise, if a participant is treated as a Specified Employee (as defined in paragraph (d) and as determined under Code Section 409A by the Committee in good faith) as of the date of his or her “separation from service” as defined for purposes of Code Section 409A, the Company may not make payment to the participant of any Incentive that constitutes Deferred Compensation, earlier than 6 months following the participant’s separation from service (or if earlier, upon the Specified Employee’s death), except as permitted under Code Section 409A. Any payments that otherwise would be payable to the Specified Employee during the foregoing 6-month period will be accumulated and payment delayed until the first date after the 6-month period. The Committee may specify in the Incentive agreement, that the amount of the Deferred Compensation delayed under this paragraph shall accumulate interest, earnings or Dividend Equivalents (as applicable) during the period of such delay.

(c) The Committee may, however, reform any provision in an Incentive that is intended to comply with (or be exempt from) Code Section 409A, to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Code Section 409A.

(d) For purposes of this Section 10.17, “Deferred Compensation” means any Incentive under this Plan that provides for the “deferral of compensation” under a “nonqualified deferred compensation plan” (as those terms are defined under Code Section 409A) and that would be subject to the taxes specified in Code Section 409A(a)(1) if and to the extent that the Plan and the agreement evidencing the Incentive do not meet or are not operated in compliance with the requirements of paragraphs (a)(2), (a)(3) and (a)(4) of Code Section 409A . Deferred Compensation shall not include any amount that is otherwise exempt from the requirements of Code Section 409A. A “Specified Employee” means a Participant who is a “key employee” as described in Code Section 416 (i) (disregarding paragraph (5) thereof) at any time during the Company’s fiscal year ending on January 31, or such other “identification date” that applies consistently for all plans of the Company that provide “deferred compensation” that is subject to the requirements of Code Section 409A. Each participant will be identified as a Specified Employee in accordance with Code Section 409A, including with respect to the merger of the Company with any other company or any spin-off or similar transaction, and such identification shall apply for the 12-month period commencing on the first day of the fourth month following the identification date. Notwithstanding the foregoing, no participant shall be a Specified Employee unless the stock of the Company (or other member of a “controlled group of corporations” as determined under Code Section 1563) is publicly traded on an established securities market (or otherwise) as of the date of the participant’s “separation from service” as defined in Code Section 409A.

10.18. Prior Plan. Notwithstanding the adoption of this Plan by the Board of Directors and its approval by the shareholders, the Company’s 2008 Equity Incentive Plan, as it has been amended from time to time (the “Prior Plan”), shall remain in effect, and all grants and awards made under the Prior Plan shall be governed by the terms of the Prior Plan. From and after the Effective Date, no further grants and awards shall be made under the Prior Plan.

PREDICTIVE ONCOLOGY INC.

ANNUAL MEETING OF STOCKHOLDERS

December 18, 2019

3:00 PM (Central Standard Time)

At the offices of

Maslon LLP

3300 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 18, 2019:

The Proxy Statement and the Annual Report on Form 10-K, as amended, of Predictive Oncology Inc. are available at

http://skylinemedical.investorroom.com

Predictive Oncology Inc.
2915 Commers Drive, Suite 900
Eagan, Minnesota 55121	PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on December 18, 2019.

The shares of common stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” the director nominated for re-election in Proposal No. 1 and “FOR” Proposal Nos. 2, 3 and 4.

The undersigned hereby appoints CARL SCHWARTZ AND BOB MYERS, and each of them individually, with full power of substitution, as Proxies to represent and vote, as designated below, all shares of common stock and Series E Convertible Preferred Stock of Predictive Oncology Inc. (the “Company”) registered in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company’s counsel, Maslon LLP, 3300 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402 at 3:00 PM (Central Standard Time) on December 18, 2019 (if you need directions to the Annual Meeting, please contact the Company at (651) 389-4800), and at any adjournment or postponement thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting.

See reverse for voting instructions

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

- - - - - - - - - - - - please detach here - - - - - - - - - - - - -

The Board of Directors unanimously recommends a vote “FOR” the nominee listed in Proposal No. 1 and “FOR” Proposal Nos. 2, 3 and 4.

1. To elect one Class I member to the Board of Directors:	Thomas J. McGoldrick	[_] Vote FOR	[_] Vote WITHHELD
Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.
2. To vote on a non-binding advisory resolution to approve compensation of the Company’s executive officers as disclosed in the proxy statement accompanying this Notice.	[_] FOR	[_] AGAINST	[_] ABSTAIN
3. To approve an Amended and Restated 2012 Stock Incentive Plan, including an increase in the reserve of shares of common stock authorized for issuance thereunder by 2,500,000 to 3,500,000.	[_] FOR	[_] AGAINST	[_] ABSTAIN
4. To ratify the appointment of Deloitte & Touche LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2019.	[_] FOR	[_] AGAINST	[_] ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL NOS. 2, 3 AND 4 AND FOR THE DIRECTOR NOMINATED FOR RE-ELECTION IN PROPOSAL NO. 1.

Please mark this box if you have an address change: [_]

Please indicate your address changes below:

____________________________________

____________________________________

____________________________________

____________________________________

Date:

Signature(s) in box

PLEASE DATE AND SIGN YOUR NAME(S) ABOVE EXACTLY AS SUCH NAME(S) APPEAR(S) TO THE LEFT, INDICATING, WHERE APPROPRIATE, OFFICIAL POSITION OR REPRESENTATIVE CAPACITY. For stock held in joint tenancy, each tenant should sign.